                                TABLE OF CONTENTS
                                                                              PAGE
                                                                              ----
ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

      1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . .    2
             ---------------------
      1.2    Certain Additional Defined Terms . . . . . . . . . . . . . . . .    6
             --------------------------------

ARTICLE II THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

      2.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
             ----------
      2.2    Effective Time; Closing. . . . . . . . . . . . . . . . . . . . .    8
             -----------------------
      2.3    Effect of the Merger . . . . . . . . . . . . . . . . . . . . . .    9
             --------------------
      2.4    Certificate of Incorporation and Bylaws of Surviving Corporation    9
             ----------------------------------------------------------------
      2.5    Directors and Officers . . . . . . . . . . . . . . . . . . . . .    9
             ----------------------
      2.6    Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . .    9
             ---------------------
      2.7    Effect on Capital Stock. . . . . . . . . . . . . . . . . . . . .    9
             -----------------------
      2.8    Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . .   11
             -----------------
      2.9    Surrender of Certificates. . . . . . . . . . . . . . . . . . . .   12
             -------------------------
      2.10   No Further Ownership Rights in Target Common Stock . . . . . . .   14
             --------------------------------------------------
      2.11   Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . .   14
             --------------------------------------
      2.12   Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . .   14
             ----------------
      2.13   Taking of Necessary Action; Further Action . . . . . . . . . . .   14
             ------------------------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF TARGET. . . . . . . . . . . . .   15

      3.1    Organization and Good Standing . . . . . . . . . . . . . . . . .   15
             ------------------------------
      3.2    Charter Documents. . . . . . . . . . . . . . . . . . . . . . . .   15
             -----------------
      3.3    Capital Structure. . . . . . . . . . . . . . . . . . . . . . . .   15
             -----------------
      3.4    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .   17
             ------------
      3.5    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
             ---------
      3.6    Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
             ---------
      3.7    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
             --------
      3.8    SEC Filings; Financial Statements; Undisclosed Liabilities . . .   18
             ----------------------------------------------------------
      3.9    Disclosure Controls and Procedures . . . . . . . . . . . . . . .  19
             ----------------------------------
      3.10   Absence of Certain Changes or Events . . . . . . . . . . . . . .   20
             ------------------------------------
      3.11   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
             -----
      3.12   Intellectual Property. . . . . . . . . . . . . . . . . . . . . .   22
             ---------------------
      3.13   Compliance; Permits; Restrictions. . . . . . . . . . . . . . . .   24
             ---------------------------------
      3.14   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
             ----------
      3.15   Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . .   24
             --------------------------
      3.16   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . .   24
             ----------------------
      3.17   Absence of Liens . . . . . . . . . . . . . . . . . . . . . . . .   27
             ----------------
      3.18   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . .   27
             -------------


                                        i

      3.19   Agreements, Contracts and Commitments. . . . . . . . . . . . . .   27
             -------------------------------------
      3.20   Target Proxy Statement; Other Filings. . . . . . . . . . . . . .   28
             -------------------------------------
      3.21   Board Approval . . . . . . . . . . . . . . . . . . . . . . . . .   29
             --------------
      3.22   State Takeover Statutes. . . . . . . . . . . . . . . . . . . . .   29
             -----------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
      SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

      4.1    Organization and Good Standing . . . . . . . . . . . . . . . . .   29
             ------------------------------
      4.2    Charter Documents. . . . . . . . . . . . . . . . . . . . . . . .   29
             -----------------
      4.3    Capital Structure. . . . . . . . . . . . . . . . . . . . . . . .   30
             -----------------
      4.4    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .   31
             ------------
      4.5    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
             ---------
      4.6    Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
             ---------
      4.7    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
             --------
      4.8    SEC Filings; Financial Statements; Undisclosed Liabilities . . .   33
             ----------------------------------------------------------
      4.9    Disclosure Controls and Procedures . . . . . . . . . . . . . . .   34
             ----------------------------------
      4.10   Absence of Certain Changes or Events . . . . . . . . . . . . . .   34
             ------------------------------------
      4.11   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
             -----
      4.12   Intellectual Property. . . . . . . . . . . . . . . . . . . . . .   36
             ---------------------
      4.13   Compliance; Permits; Restrictions. . . . . . . . . . . . . . . .   38
             ---------------------------------
      4.14   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
             ----------
      4.15   Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . .   39
             --------------------------
      4.16   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . .   39
             ----------------------
      4.17   Absence of Liens . . . . . . . . . . . . . . . . . . . . . . . .   41
             ----------------
      4.18   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . .   41
             -------------
      4.19   Agreements, Contracts and Commitments. . . . . . . . . . . . . .   41
             -------------------------------------
      4.20   Parent Proxy Statement; Other Filings. . . . . . . . . . . . . .   43
             -------------------------------------
      4.21   Board Approval . . . . . . . . . . . . . . . . . . . . . . . . .   43
             ---------------

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME . . . . . . . . . . . . . . . .   44

      5.1    Conduct of Business. . . . . . . . . . . . . . . . . . . . . . .   44
             -------------------
      5.2    Restricted Conduct . . . . . . . . . . . . . . . . . . . . . . .   44
             ------------------

ARTICLE VI ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . .   47

      6.1    Fairness Hearing . . . . . . . . . . . . . . . . . . . . . . . .   47
             ----------------
      6.2    Proxy Statements; Other Filings. . . . . . . . . . . . . . . . .   47
             -------------------------------
      6.3    Meetings of Stockholders . . . . . . . . . . . . . . . . . . . .   48
             ------------------------
      6.4    Access to Information; Confidentiality . . . . . . . . . . . . .   49
             --------------------------------------
      6.5    No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . .   49
             ---------------
      6.6    Public Disclosure. . . . . . . . . . . . . . . . . . . . . . . .   52
             -----------------


                                      -ii-

      6.7    Legal Requirements . . . . . . . . . . . . . . . . . . . . . . .   52
             ------------------
      6.8    Third Party Consents . . . . . . . . . . . . . . . . . . . . . .   52
             --------------------
      6.9    Notification of Certain Matters. . . . . . . . . . . . . . . . .   52
             -------------------------------
      6.10   Commercially Reasonable Efforts and Further Assurances . . . . .   53
             ------------------------------------------------------
      6.11   Target Options and Warrants. . . . . . . . . . . . . . . . . . .   53
             ---------------------------
      6.12   Form S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
             --------
      6.13   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .   54
             ---------------
      6.14   Target Affiliate Agreement . . . . . . . . . . . . . . . . . . .   55
             --------------------------
      6.15   Regulatory Filings; Reasonable Efforts . . . . . . . . . . . . .   56
             --------------------------------------
      6.16   Noncompetition Agreements. . . . . . . . . . . . . . . . . . . .   56
             -------------------------
      6.17   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . .   56
             ----------------
      6.18   Board of Directors and Executive Officers. . . . . . . . . . . .   57
             -----------------------------------------
      6.19   Fairness Opinions. . . . . . . . . . . . . . . . . . . . . . . .   58
             -----------------

ARTICLE VII CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . .   58

      7.1    Conditions to Obligations of Each Party to Effect the Merger . .   58
             ------------------------------------------------------------
      7.2    Additional Conditions to Obligations of Target . . . . . . . . .   59
             ----------------------------------------------
      7.3    Additional Conditions to the Obligations of Parent and Merger Sub  61
             -----------------------------------------------------------------

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . . .   62

      8.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .   62
             -----------
      8.2    Notice of Termination; Effect of Termination . . . . . . . . . .   64
             --------------------------------------------
      8.3    Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . .   64
             -----------------

ARTICLE IX GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .   66

      9.1    Non-Survival of Representations and Warranties . . . . . . . . .   66
             ----------------------------------------------
      9.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
             -------
      9.3    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . .   67
             --------------
      9.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .   68
             ------------
      9.5    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .   68
             ----------------
      9.6    Severability . . . . . . . . . . . . . . . . . . . . . . . . . .   68
             ------------
      9.7    Other Remedies; Specific Performance . . . . . . . . . . . . . .   68
             ------------------------------------
      9.8    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .   69
             -------------
      9.9    Rules of Construction. . . . . . . . . . . . . . . . . . . . . .   69
             ---------------------
      9.10   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
             ----------
      9.11   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
             ---------
      9.12   Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . .   69
             -----------------
      9.13   WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . .   69
             --------------------

                                INDEX OF EXHIBITS
                                -----------------
Exhibit A       Parent Voting Agreement

Exhibit B      Target Voting Agreement

Exhibit C      Target Affiliate Agreement

                                                                  EXECUTION COPY
                                                                  --------------





                              AGREEMENT AND PLAN OF
                            MERGER AND REORGANIZATION

                                  BY AND AMONG

                                    NUTRACEA,

                           RED ACQUISITION CORPORATION

                                       AND

                                THE RICEX COMPANY



                            DATED AS OF APRIL 4, 2005

                              AGREEMENT AND PLAN OF

                            MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "AGREEMENT") is made and entered into as of April 4, 2005, by and among NutraCea, a California corporation ("PARENT"), Red Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and The RiceX Company, a Delaware corporation ("TARGET").

                                    RECITALS

     A. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware Law (as defined herein), Parent and Target are entering into a business combination transaction pursuant to which Merger Sub will merge with and into Target (the "MERGER"), with Target continuing after the Merger as the surviving corporation and a wholly owned subsidiary of Parent.

     B. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, advisable and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Parent vote to approve the issuance of shares of Parent Common Stock (as defined herein) to the stockholders of Target pursuant to the terms of the Merger.

     C. The Board of Directors of Target (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Target and fair to, advisable and in the best interests of, Target and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Merger by the stockholders of Target.

     D. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Target to enter into this Agreement, certain affiliates of Parent are entering into Voting Agreements, each in substantially the form attached hereto as Exhibit A
                                                                       ---------
(collectively, the "PARENT VOTING AGREEMENTS"), and certain affiliates of Target are entering into Voting Agreements, each in substantially the form attached hereto as Exhibit B (collectively, the "TARGET VOTING AGREEMENTS" and, together
           ---------
with  the  Parent  Voting  Agreements,  the  "VOTING  AGREEMENTS").

     E. Parent, Target and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     F. The parties hereto intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code (as defined herein).

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1     Certain  Defined  Terms     For  all  purposes  of  and  under this
             -----------------------
Agreement,  the  following  terms  shall have the following respective meanings:

          (a) "ACTION" or "ACTIONS" means any claim, suit, proceeding, arbitration, inquiry or investigation pending or brought by any Governmental Authority.

          (b) "AFFILIATE" or "AFFILIATES" means, with respect to any person, an affiliate of such person within the meaning of Rule 145 promulgated under the Securities Act.

          (c) "CALIFORNIA LAW" means the General Corporation law of the State of California.

          (d) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any successor statute thereto.

          (e) "CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          (f) "CODE AFFILIATE" or "CODE AFFILIATES" means, with respect to any person, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with such person within the meaning of Section 414 of the Code.

          (g) "DELAWARE LAW" means the General Corporation law of the State of Delaware.

          (h) "DOJ" means the United States Department of Justice, or any successor department thereto.

          (i) "DOL" means the United States Department of Labor, or any successor department thereto.

          (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

          (k) "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, or any successor statute thereto.

          (l) "EXCHANGE RATIO" means an amount equal to the quotient of (A) the Merger Shares divided by (B) the Fully Diluted Target Share Amount.

          (m) "FTC" means the United States Federal Trade Commission, or any successor agency thereto.

          (n) "FULLY DILUTED TARGET SHARE AMOUNT" shall mean the sum of (i) the number of outstanding shares of Target Common Stock immediately prior to the Effective Time, (ii) the number of shares of Target Common Stock issuable upon exercise of all Target Options and Target Warrants that are outstanding immediately prior to the Effective Time and which do not terminate at or prior to the Effective Time, and (iii) the number of shares of Target Common Stock that are issuable upon conversion or exercise of any Target securities other than Target Options and Target Warrants that are outstanding immediately prior to the Effective Time and which do not terminate at or prior to the Effective Time.

          (o) "GAAP" means United States generally accepted accounting principles.

          (p) "GOVERNMENTAL AUTHORITY" means any governmental body, court, administrative agency or commission or other governmental authority or instrumentality.

          (q) "HSR ACT" means the Hart-Scott-Antitrust Improvements Act of 1976, as amended, or any successor statute thereto.

          (r) "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

          (s) "IRS" means the United States Internal Revenue Service, or any successor agency thereto.

          (t) "LAW" or "LAWS" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree or other requirement of law.

          (u) "LIABILITY" or "LIABILITIES" means any and all debts, liabilities and obligations of any type or nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, including, without limitation, those arising under any, Action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          (v) "LIEN" or "LIENS" means any lien, security interest, adverse claim, charge, mortgage or other encumbrance.

          (w) "MATERIAL ADVERSE EFFECT" when used with reference to an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its Subsidiaries taken as a whole; provided, however, that in no event shall (i) a decrease in such entity's stock price by itself constitute a Material Adverse Effect, or (ii) any change, event, violation, inaccuracy, circumstance or effect that results solely from (A) the public announcement or pendency of the Merger and the other transactions contemplated hereby, (B) changes generally affecting the industry in which such entity currently operates or conducts business, or (C) changes generally affecting the United States economy as a whole in any location where such entity has material operations or sales (which changes, in the case of (B) and (C), do not materially disproportionately affect such entity), constitute a Material Adverse Effect.

          (x) "MERGER SHARES" shall mean Forty Million Eighty-Three Thousand (40,083,000) shares of Parent Common Stock; provided, however, (i) in the event that the Parent Common Stock Price is less than $0.39 but greater than or equal to $0.31, then "Merger Shares" shall mean the product of (A) Forty Million Eighty-Three Thousand (40,083,000) shares of Parent Common Stock and (B) the quotient obtained by dividing (a) $0.39 by (b) the Parent Common Stock Price, and (ii) in the event that the Parent Common Stock Price is less than $0.31, then "Merger Shares" shall mean the product of (A) Forty Million Eighty-Three Thousand (40,083,000) shares of Parent Common Stock and (B) the quotient obtained by dividing (a) $0.39 by (b) $0.31.

          (y) "PARENT CAPITAL STOCK" means Parent Preferred Stock and Parent Common Stock.

          (z) "PARENT COMMON STOCK" means the Common Stock, no par value, of Parent.

          (aa) "PARENT COMMON STOCK PRICE" shall be the average of the last reported sales price of Parent Common Stock on the OTC Bulletin Board for each of the thirty (30) trading days up to and including the second (2nd) trading day preceding the Closing Date.

          (bb) "PARENT OPTIONS" shall mean all options to purchase, acquire or otherwise receive shares of Parent Common Stock (whether or not vested) held by current or former employees or directors of or consultants to Target and excluding all Target Warrants and excluding all Parent Warrants and Parent Preferred Stock.

          (cc) "PARENT POST-SIGNING TERM EMPLOYMENT AGREEMENTS" shall mean employment agreements entered into by Parent from the date of this Agreement through the Closing Date other than at-will employment agreements that are terminable with no contractual severance payments.

          (dd) "PARENT SECURED DEBT FINANCING" shall mean Parent's December 22, 2004 secured debt financing in which Parent issued secured promissory notes in the aggregate principal amount of Two Million Four Hundred Thousand ($2,400,000) Dollars.

          (ee)     "PARENT  STOCK  PLAN"  means Parent's 2003 Stock Compensation
Plan.

          (ff) "PARENT WARRANTS" means all warrants to purchase, acquire or otherwise receive shares of Parent Capital Stock (whether or not vested) other than Parent Options.

          (gg) "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

          (hh) "RULE 14(A)-12" means Rule 14(a)-12 promulgated under the Exchange Act.

          (ii) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute thereto.

          (jj) "SEC" means the United States Securities and Exchange Commission, or any successor agency thereto.

          (kk) "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, limited liability company, general or limited partnership, joint venture, business trust, unincorporated association or other business enterprise or entity controlled by a person, directly or indirectly through one (1) or more intermediaries.

          (ll) "TAX" or "TAXES" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (mm) "TARGET COMMON STOCK" means the Common Stock, par value $0.001 per share, of Target.

          (nn) "TARGET EMPLOYEE OPTIONS" means all options to purchase Target Common Stock granted pursuant to Target's Stock Option Plan and held by current employees and directors of Target.

          (oo) "TARGET NON-EMPLOYEE OPTIONS" means all Target Options other than Target Employee Options.

          (pp) "TARGET OPTIONS" shall mean all options to purchase, acquire or otherwise receive shares of Target Common Stock (whether or not vested) held by current or former employees or directors of or consultants to Target and excluding all Target Warrants.

          (qq) "TARGET NON-PLAN OPTIONS" shall mean Target Options other than Target Plan Options.

          (rr) "TARGET PLAN OPTIONS" shall mean Target Options granted pursuant to the Target Stock Option Plan.

          (ss) "TARGET POST-SIGNING TERM EMPLOYMENT AGREEMENTS" shall mean any employment agreement entered into by Target from the date of this Agreement through the Closing Date other than at-will employment agreements that are terminable with no contractual severance payments.

          (tt)     "TARGET  STOCK  OPTION PLAN" means Target's 1997 Stock Option
Plan.

          (uu) "TARGET WARRANTS" shall mean all warrants to purchase, acquire or otherwise receive shares of Target Common Stock (whether or not vested) other than Target Options.

     1.2 Certain Additional Defined Terms For all purposes of and under this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

          Term                                     Section
          ----                                     -------
          Agreement                                Preamble
          California Permit                        6.1
          Certificates                             2.9(c)
          Certificate of Merger                    2.2
          Chapter 13                               2.8(a)
          Closing                                  2.2
          Closing Date                             2.2
          Confidentiality Agreement                6.4(b)
          Designated Board Composition             6.18(b)


                                      - 6 -

          Dissenting Shares                        2.8(a)
          Effective Time                           2.2
          Employment Agreement Amendments          6.17(d)
          Exchange Agent                           2.9(a)
          Exchange Fund                            2.9(b)
          Fairness Hearing                         6.1
          Indemnified Parties                      6.13(a)
          Merger                                   Recitals
          Merger Consideration                     2.7(a)(i)
          Merger Sub                               Preamble
          Merger Sub Common Stock                  2.7(c)
          Mutual Designee                          6.18(b)
          Noncompetition Agreements                6.16
          Non-Qualified Target Options             6.11(b)
          Non-Qualified Target Warrants            6.11(c)
          Other Filings                            6.2
          Parent                                   Preamble
          Parent Balance Sheet                     4.8(b)
          Parent Contract                          4.19(b)
          Parent Designees                         6.18(b)
          Parent Dissenting Shares                 2.8(a)
          Parent Employee                          4.16(a)
          Parent Financial Statements              4.8(b)
          Parent Intellectual Property             4.12(a)(i)
          Parent Permits                           4.13(b)
          Parent Plans                             4.16(a)
          Parent Preferred Stock                   4.3(a)
          Parent Proxy Statement                   6.2
          Parent Returns                           4.11(a)
          Parent Registered Intellectual Property  4.12(a)(ii)
          Parent Related Agreements                4.5
          Parent Schedules                         Article IV
          Parent SEC Reports                       4.8(a)
          Parent Stockholders' Meeting             6.2
          Parent Termination Fee                   8.3(c)(i)
          Parent Triggering Event                  8.1(h)
          Parent Voting Agreements                 Recitals
          Parent's Rule 14a-12 Filings             4.7
          Proxy Statements                         6.2
          Qualified Target Options                 6.11(b)
          Qualified Target Warrants                6.11(c)
          Resale Restriction Agreements            6.17(d)
          Sarbanes-Oxley Act                       3.8(e)
          Section 262                              2.8(a)
          Surviving Corporation                    2.1
          Target                                   Preamble


                                      - 7 -

          Target Acquisition                       8.3(b)(v)
          Target Acquisition Proposal              6.5(b)
          Target Acquisition Transaction           6.5(b)
          Target Affiliate                         6.14
          Target Affiliate Agreements              6.14
          Target Balance Sheet                     3.8(b)
          Target Contract                          3.19(b)
          Target Designees                         6.18(b)
          Target Dissenting Shares                 2.8(a)
          Target Employee                          3.16(a)
          Target Financial Statements              3.8(b)
          Target Intellectual Property             3.12(a)(i)
          Target Permits                           3.13(b)
          Target Plans                             3.16(a)
          Target Preferred Stock                   3.3(a)
          Target Proxy Statement                   6.2
          Target Related Agreements                3.5
          Target Registered Intellectual Property  3.12(a)(ii)
          Target Returns                           3.11(a)
          Target Schedules                         Article III
          Target SEC Reports                       3.8(a)
          Target Stockholders' Meeting             6.2
          Target Superior Offer                    6.5(b)
          Target Termination Fee                   8.3(b)(i)
          Target Triggering Event                  8.1(g)
          Target Voting Agreements                 Recitals
          Target's Rule 14a-12 Filings             3.7
          Voting Agreements                        Recitals

                                   ARTICLE II
                                   THE MERGER

     2.1     The  Merger.     At  the  Effective Time (as defined in Section 2.2
             ------------                                            -----------
hereof) and upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. As the surviving corporation after the Merger, Target is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     2.2     Effective  Time;  Closing.     Upon  the  terms  and subject to the
             --------------------------
conditions set forth in this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed upon in writing by the parties hereto and specified in the Certificate of Merger) being referred to herein as the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as defined below).

The closing of the Merger (the "CLOSING") shall take place at the offices of Weintraub Genshlea Chediak Sproul, Professional Corporation, 400 Capitol Mall, Eleventh Floor, Sacramento, California 95814, at a time and date to be specified by the parties hereto, which time and date shall be no later than the second
(2nd) business day after the satisfaction or waiver of the conditions set forth in Article VII hereof, or at such other location, time and date as the parties
    ------------
hereto shall mutually agree in writing (the date upon which the Closing actually occurs being referred to herein as the "CLOSING DATE").

     2.3     Effect  of the Merger.     At the Effective Time, the effect of the
             ----------------------
Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4     Certificate  of  Incorporation and Bylaws of Surviving Corporation.
             -------------------------------------------------------------------

          (a)     Certificate  of  Incorporation.  The  Certificate  of
                  ------------------------------
Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with Delaware Law and the terms of such Certificate of Incorporation; provided, however, that the name of the Surviving Corporation shall be changed to "The RiceX Company".

          (b)     Bylaws.  The  Bylaws  of  Merger  Sub as in effect immediately
                  ------
prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     2.5     Directors  and Officers.     The initial directors of the Surviving
             ------------------------
Corporation shall consist of (i) one (1) director designated by Parent, (ii) one
(1) director designated by Target and (iii) one director mutually designated by Parent and Target. Parent and Target hereby agree that David Bensol may serve as the mutually designated director. The officers of Parent immediately following the Effective Time shall serve in the same capacities as the initial officers of the Surviving Corporation, until their respective successors are duly appointed.

     2.6     Intentionally  Deleted.
             -----------------------

     2.7     Effect  on  Capital  Stock.     On  the  terms  and  subject to the
             ---------------------------
conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Target, Merger Sub, or the holders of any of the following securities, the following shall occur:

          (a)     Target  Common  Stock.
                  ---------------------

               (i) Each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Target Common Stock to be canceled pursuant to Section 2.7(a)(ii) hereof and any shares of
                                     ------------------
Target  Common  Stock  that are "Target Dissenting Shares" as defined in Section
                                                                         -------
2.8(a)  below)  shall  be  canceled and extinguished and automatically converted
-----
(subject  to  Sections 2.7(a)(iii) and Section 2.7(a)(iv) hereof) into the right
              --------------------     ------------------
to receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio (such shares of Parent Common Stock, and any cash paid in lieu of fractional shares pursuant to Section 2.7(a)(iv), being collectively referred to
                              ------------------
herein as the "MERGER CONSIDERATION"), upon the surrender of the certificate representing such share of Target Common Stock in the manner provided in Section
                                                                         -------
2.9  hereof  (or  in  the  case of a lost, stolen or destroyed certificate, upon
---
delivery  of  an  affidavit  (and  bond,  if required) in the manner provided in
Section  2.11  hereof).
-------------

               (ii) Each share of Target Common Stock held in the treasury of Target, or owned by Parent, Merger Sub or any direct or indirect Subsidiary of Target or Parent immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or any consideration therefor.

               (iii) The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend of securities convertible into Parent Common Stock or Target Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Target Common Stock occurring on or after the date hereof and prior to the Effective Time.

               (iv) No fraction of a share of Parent Common Stock shall be issued by virtue of the Merger, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock in connection with the Merger (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product obtained by multiplying (x) such fraction, by (y) the Parent Common Stock Price.

               (v)     Each  of the Exchange Agent (as defined in Section 2.9(a)
                                                                  --------------
hereof) and Parent shall be entitled to deduct and withhold from the consideration other wise deliverable in connection with the Merger to any holder or former holder of shares of Target Common Stock such amounts as may be required to be deducted and withheld therefrom under the Code or any other applicable provision of Law. To the extent that such amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been delivered or otherwise paid to the person to whom such amounts would otherwise have been delivered or paid in connection with the Merger pursuant to this Agreement.

          (b)     Target  Options  and  Target Warrants.  Each Target Option and
                  -------------------------------------
each  Target  Warrant shall be assumed by Parent in accordance with Section 6.11
                                                                    ------------
hereof.

          (c)     Capital  Stock of Merger Sub.  Each share of Common Stock, par
                  ----------------------------
value $0.001 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one
(1) duly authorized and validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall thereafter evidence ownership of shares of capital stock of the Surviving Corporation.

     2.8     Dissenting  Shares.
             -------------------

          (a)     Dissenting  Shares  Defined.  As  used  herein,  the  term
                  ---------------------------
"DISSENTING SHARES" means (i) with respect to shares of the capital stock of Target, any such shares of Target capital stock with respect to which the holder thereof is, at the time in question, potentially entitled to exercise statutory appraisal rights pursuant to the provisions of Section 262 of Delaware Law ("SECTION 262"), or, pursuant to Chapter 13 of California Law ("CHAPTER 13"), if applicable, because such holder has not voted such shares in favor of this Agreement or the Merger or consented thereto in writing and has complied in all respects with the provisions of Section 262, or, Chapter 13, if applicable, and has not effectively withdrawn or lost the right to demand relief as a dissenting stockholder under Delaware Law, or, California Law, if applicable, as of the Effective Time ("TARGET DISSENTING SHARES"); and (ii) with respect to shares of the capital stock of Parent, any such shares of Parent capital stock with respect to which the holder thereof is, at the time in question, potentially entitled to exercise statutory appraisal rights pursuant to the provisions of Chapter 13 ("PARENT DISSENTING SHARES"). Except as otherwise provided in Section2.8(b), Target Dissenting Shares shall not be converted into, or
------------
represent, the right to receive shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock as provided in Section 2.7 and the
                                                             -----------
holder of such Target Dissenting Shares shall only be entitled to such appraisal rights as are granted to such holder with respect to such holder's Target Dissenting Shares under Delaware Law and/or California Law, if applicable. Without limiting the provisions of Section 262 or Chapter 13, from and after the Effective Time Dissenting Shares shall not be entitled to vote or to be paid dividends or distributions declared after the Effective Time.

          (b)     Change of Status of Target Dissenting Shares.  Notwithstanding
                  --------------------------------------------
the  provisions  of  Section  2.8(a),  if any holder of Target Dissenting Shares
                     ---------------
shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or Chapter 13, if applicable, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's Target Dissenting Shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash in lieu of fractional shares as provided in Section 2.7(a), without interest thereon, upon surrender
                        --------------
to  Target  of  the  certificate(s)  representing such shares in accordance with
Section  2.9.
-------------

          (c)     Target  Appraisal Payments. Target shall give Parent (i)
                  -------------------------
prompt written notice of its receipt of any written demand for appraisal in respect of any shares of Target capital stock, withdrawals of such demands and any other instruments relating to the Merger served pursuant to applicable law and received by Target, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Target shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offers to settle or settle any such demands.

          (d)     Parent  Appraisal Payments. Parent shall give Target (i)
                  -------------------------
prompt written notice of its receipt of any written demand for appraisal in respect of any shares of Parent capital stock, withdrawals of such demands and any other instruments relating to the Merger served pursuant to applicable law and received by Parent, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Parent shall not, except with the prior written consent of Target, make any payment with respect to any such demands or offers to settle or settle any such demands.

     2.9     Surrender  of  Certificates.
             ----------------------------

          (a)     Exchange  Agent.  Prior  to  the  Effective Time, Parent shall
                  ---------------
select Fidelity Transfer Co., Inc. or any other institution reasonably satisfactory to Target to act as the exchange agent (the "EXCHANGE AGENT") for the Merger.

          (b)     Parent  to  Provide  Common  Stock.  Promptly  following  the
                  ----------------------------------
Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, (i) the shares of Parent Common Stock
                            -----------
issuable  pursuant  to  Section 2.7(a)(i) hereof in exchange for all outstanding
                        -----------------
shares of Target Common Stock, (ii) cash in an amount sufficient to make all cash payments required to be made pursuant to Section 2.7(a)(iv) hereof in lieu
                                               ------------------
of issuing fractional shares of Parent Common Stock in connection with the Merger, and (iii) any dividends or other distributions to which holders of shares of Target Common Stock may be entitled pursuant to Section 2.9(d) hereof
                                                           --------------
(such cash, shares of Parent Common Stock, cash in lieu of fractional shares and dividends and such other distributions being referred to herein as the "EXCHANGE FUND").

          (c)     Exchange  Procedures.  Promptly  following the Effective Time,
                  --------------------
Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates ("CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.7(a)(i), the right to receive cash in
                                 -----------------
lieu  of  any  fractional  shares  pursuant to Section 2.7(a)(iv) hereof and any
                                               ------------------
dividends or other distributions pursuant to Section 2.9(d) hereof, (i) a letter
                                             --------------
of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Target may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of such Certificates and any dividends or other distributions pursuant to  Section  2.9(d) hereof.  Upon the surrender of Certificates for cancellation
    ---------------
to  the  Exchange  Agent or to such other agent or agents as may be appointed by
Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of such Certificates and any dividends or other distributions payable pursuant to Section 2.9(d) hereof, and the Certificates so
                                  --------------
surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, for all corporate purposes, subject to the terms of Section 2.9(d) hereof as to the
                                                 --------------
payment of dividends, to evidence only the right to receive Merger Consideration payable in respect of the shares of Target Common Stock formerly represented thereby pursuant to the terms of this Article II, and any dividends or
                                             -----------
distributions  payable  pursuant  to  Section  2.9(d)  hereof.
                                      ---------------

          (d)     Distributions  With  Respect  to  Unexchanged  Shares.  No
                  -----------------------------------------------------
dividends or other distributions declared or made after the date hereof with respect to Parent Common Stock with a record date after the Effective Time shall be paid to any holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates in accordance with Section
                                                                         -------
2.9(d)  hereof.  Subject  to applicable law, following the surrender of any such
------
Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

          (e)     Transfers  of Ownership.  If certificates for shares of Parent
                  -----------------------
Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition to the issuance thereof that (i) the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer, (ii) the persons requesting such exchange will have paid to Parent or any agent designated by Parent any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holders of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable, and (iii) Parent shall have received, as reasonably requested by Parent, (a) written assurances regarding federal and state securities law compliance and (b) written agreements requiring any transferee of such shares to be bound by any agreements with Target to which the transferor of such shares is bound.

          (f)     No  Liability.  Notwithstanding  anything  to the contrary set
                  -------------
forth  in  this  Section  2.9, neither the Exchange Agent, Parent, the Surviving
                 ------------
Corporation nor any other party hereto shall be liable to a holder of shares of Parent Common Stock or Target Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)     Distribution  of  Exchange Fund to Parent.  Any portion of the
                  -----------------------------------------
Exchange Fund which remains undistributed to the holders of the Certificates on the date that is six (6) months after the Effective Time shall be delivered to Parent upon demand, and any holders of shares of Target Common Stock prior to the Merger who have not theretofore surrendered their Certificates evidencing such shares of Target Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for
                                           -----------
payment of the Merger Consideration payable in respect of the shares of Target Common Stock evidenced by such Certificates solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to this Article II.
                                                      -----------

     2.10     No Further Ownership Rights in Target Common Stock.     The Merger
              ---------------------------------------------------
Consideration issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
                                                                     ----------

     2.11     Lost,  Stolen  or  Destroyed  Certificates.     In  the  event any
              -------------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 2.7(a)(iv) hereof and any dividends or distributions payable pursuant to
------------------
Section 2.9(d) hereof; provided, however, that Parent may, in its discretion and
--------------
as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.12     Tax  Consequences.     It  is  intended by the parties hereto that
              ------------------
the Merger constitute a "reorganization" within the meaning of Section 368 of the Code. In accordance therewith, the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. None of Parent, Merger Sub or Target shall take any action that is inconsistent with such treatment.

     2.13     Taking  of  Necessary  Action; Further Action.     If, at any time
              ----------------------------------------------
after the Effective Time, any further action is necessary or desirable in order to carry out the purposes and intent of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Parent and the Surviving Corporation (on behalf of the Merger Sub, Target, the Surviving Corporation and otherwise) will take all such lawful and necessary action.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TARGET

     Target  hereby represents and warrants to Parent and Merger Sub, subject to
(i) the exceptions disclosed in writing in the disclosure letter, dated as of the date hereof, delivered by Target to Parent and Merger Sub concurrently with the execution and delivery hereof (the "TARGET SCHEDULES"), and (ii) the information set forth in any Target SEC Reports (as defined in Section 3.8(a)
                                                                  --------------
hereof)  filed  by  Target  with  the  SEC prior to the date hereof, as follows:

     3.1     Organization  and  Good  Standing.     Target  and  each  of  its
             ----------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to conduct business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect on Target.

     3.2     Charter  Documents.     Target  has  delivered or made available to
             -------------------
Parent, or Parent has obtained from Target's filings with the SEC, a true and complete copy of the Certificate of Incorporation and Bylaws of Target and similar governing charter instruments of each of its material Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Target nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing charter instruments.

     3.3     Capital  Structure.
             -------------------

          (a) As of the date hereof, the authorized capital stock of Target consists of 100,000,000 shares of Target Common Stock and 10,000,000 shares of Preferred Stock, $0.001 par value per share (the "TARGET PREFERRED STOCK"). As of the date hereof, (i) 36,713,274 shares of Target Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Target Common Stock were held in treasury by Target or its Subsidiaries, (iii) 10,000,000 shares of Target Common Stock were reserved for issuance under the Target Stock Option Plan, (iv) 10,000,000 shares of Target Common Stock were reserved for issuance and issuable upon the exercise of outstanding Target Plan Options, (v) no shares of Target Common Stock were available for future grant under the Target Option Plan, (vi) 579,000 shares of Target Common Stock were reserved for issuance and issuable upon the exercise of outstanding Target Non-Plan Options, and (vii) 10,930,047 shares of Target
Common Stock were reserved for issuance and issuable upon the exercise of outstanding Target Warrants. Except as set forth in the preceding sentence, as of the date hereof, Target has no shares of capital stock outstanding or securities exercisable or convertible into shares of capital stock of Target outstanding. As of the date hereof, no shares of Target Preferred Stock were issued or outstanding. There are not any notes or other indebtedness or securities of Target having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Target stockholders may vote. Section 3.3(a) of the Target Schedules sets forth
                               --------------
the following information with respect to each Target Option and Target Warrant outstanding as of the close of business on April 4, 2005: (i) the name and address of the optionee or warrant holder, as applicable; (ii) whether such security is a Target Plan Option, a Target Non-Plan Option or a Target Warrant;
(iii)  the  number  of shares of Target Common Stock subject to such securities;
(iv) the exercise price of such securities; (v) the dates on which such securities were was granted; (vi) the applicable vesting schedule; (vii) the dates on which such securities expire, and (viii) whether the holders of such securities are current employees of Target. Target has made available to Parent accurate and complete copies of (i) the Target Option Plan and the form of all stock option agreements evidencing such Target Plan Options and (ii) forms of each Target Non-Plan Option and Target Warrant. All shares of Target Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Target is bound obligating Target to accelerate the vesting of any Target Option or Target Warrant as a result of the Merger. All outstanding shares of Target Common Stock, all outstanding Target Options, all outstanding Target Warrants and all outstanding shares of capital stock of each Subsidiary of Target have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable Laws.

          (b) Except for securities Target owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one (1) or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Target, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(a) of
                                                               --------------
the Target Schedules, as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Target or any of its Subsidiaries is a party or by which it is bound obligating Target or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Target or any of its Subsidiaries or obligating Target or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 3.3(b) of the Target Schedules, as of
                                   --------------
the date of this Agreement, there are no registration rights and there is, except for the Target Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Target or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Target or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

          3.4     Subsidiaries.     Section 3.4 of the Target Schedules contains
                  -------------     -----------
a complete and accurate list of each Subsidiary of Target, indicating the jurisdiction of incorporation of each such Subsidiary and Target's equity interest therein.

     3.5     Authority.     Target  has  all  requisite  corporate  power  and
             ----------
authority to enter into this Agreement and the Parent Voting Agreement (collectively, the "TARGET RELATED AGREEMENTS"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Target of this Agreement and the Target Related Agreements, the performance by Target of its obligations hereunder and thereunder, and the consummation by Target of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Target pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Target Common Stock is required for the stockholders of Target to approve and adopt this Agreement and approve the Merger. This Agreement and the Target Related Agreements have been duly executed and delivered by Target and, assuming the due authorization, execution and delivery thereof by Parent and, if applicable, Merger Sub, constitute the valid and binding obligations of Target, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting creditors' rights and the relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including, without limitation, rules of law and general principal of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.6     Conflicts.     The execution and delivery of this Agreement and the
             ----------
Target Related Agreements by Target do not, and the performance by Target of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the
Certificate of Incorporation or Bylaws of Target or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Target as contemplated by Section 6.3 hereof and obtaining
                                                -----------
the consents, approvals, orders and authorizations, and making the registrations, declarations and filings, described in Section 3.7 hereof,
                                                            ------------
conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to Target or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair rights of Target or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Target or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries or any of their respective properties and assets are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clauses (ii) or (iii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target.

     3.7     Consents.     No  consent,  approval, order or authorization of, or
             ---------
registration, declaration or filing with, any Governmental Authority is required by or with respect to Target in connection with the execution and delivery by Target of this Agreement and the Target Related Agreements, the performance by
Target  of  its  obligations  hereunder  and  thereunder, or the consummation by
Target  of  the  transactions contemplated hereby or thereby, except for (i) the filing  by  Target  with  the  SEC,  in  accordance  with  Rule  14a-12,  of any communications ("TARGET'S RULE 14A-12 FILINGS") made by Target to its stockholders in connection with obtaining the California Permit (as defined in
Section  6.1  hereof),  (ii)  the  filing  of the Certificate of Merger with the
------------
Secretary of State of the State of Delaware, (iii) the filing of the TARGET PROXY STATEMENT (as defined in Section 6.2 hereof) with the SEC in accordance
                                  -----------
with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, including obtaining the California Permit, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and the laws of any foreign country, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Target or Parent or have a material adverse effect on the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner.

     3.8     SEC  Filings;  Financial  Statements;  Undisclosed  Liabilities.
             ----------------------------------------------------------------

          (a) Target has filed all forms, reports and documents required to be filed with the SEC since January 1, 2004. All such required forms, reports and documents, and all exhibits and schedules thereto and documents incorporated by reference therein, (including those filed by Target after the date hereof) are referred to herein as the "TARGET SEC REPORTS." Except as set forth on
Section 3.8(a) of the Target Schedules, as of their respective dates, the Target
--------------
SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not at the time each such Target SEC Report was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Target is required to file any forms, reports or other documents with the SEC.

          (b)     Except as set forth on Section 3.8(b) of the Target Schedules,
                                         --------------
each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Target SEC Reports (including any Target SEC Reports filed by Target after the date hereof until the Closing) (collectively, the "TARGET FINANCIAL STATEMENTS"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented the consolidated financial position of Target and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Target and its consolidated Subsidiaries for the periods indicated therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Target contained in the Target SEC Reports as of September 30, 2004, is hereinafter referred to as the "TARGET BALANCE SHEET."

          (c)     Except as set forth in Section 3.8(c) of the Target Schedules,
                                         --------------
neither Target nor any of its Subsidiaries has any Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Target and its Subsidiaries taken as a whole, except Liabilities (i) reflected or reserved against in the Target Balance Sheet, or (ii) incurred since the date of the Target Balance Sheet in the ordinary course of business consistent with past practices.

          (d) Target has heretofore furnished to Parent a true and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to forms, reports and documents which previously had been filed by Target with the SEC pursuant to the Securities Act or the Exchange Act.

          (e) The chief executive officer and chief financial officer of Target have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT") and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct, and Target is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act.

     3.9     Disclosure  Controls  and  Procedures.     Since December 31, 2003,
             --------------------------------------
Target and each of its Subsidiaries has had in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Target in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to Target's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Target required under the Exchange Act with respect to such reports. Target maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.10     Absence  of  Certain  Changes or Events.     Except as required by
              ----------------------------------------
this  Agreement, since the date of the Target Balance Sheet, there has not been:

          (a) any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on Target;

          (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the capital stock of Target or any of its subsidiaries, or any purchase, redemption or other acquisition by Target of any capital stock of Target or any other securities of Target or any of its subsidiaries, except for repurchases from Target employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements with Target, or any granting of any options, warrants, calls or rights to acquire any shares of capital stock of Target or any other securities of Target;

          (c) any split, combination or reclassification of any of the capital stock of Target or any of its subsidiaries;

          (d) any granting by Target or any of its subsidiaries of any increase in compensation or fringe benefits to any Target employees, or any payment by Target or any of its subsidiaries of any bonus to any Target employees, or any granting by Target or any of its subsidiaries of any increase in severance or termination pay to any Target employees, or any entry by Target or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement with any Target employees (or former Target employees) the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Target of the nature contemplated by this Agreement;

          (e) the entry by Target or any of its subsidiaries into any material licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business, or any amendment or consent with respect to any licensing agreement filed or required to be filed by Target with the SEC;

          (f) any material change by Target in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or

          (g) any material revaluation by Target of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Target other than in the ordinary course of business.

     3.11     Taxes.
              ------

          (a) Target and each of its Subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("TARGET RETURNS") relating to Taxes required to be filed by Target and each of its Subsidiaries with any Tax authority, except such Returns which are not material to Target. Target and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

          (b) As of the Effective Time, Target and each of its Subsidiaries will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Target.

          (c) Neither Target nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Target or any of its Subsidiaries, nor has Target or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on, or extending the period for, the assessment or collection of any Tax.

          (d) No audit or other examination of any Return of Target or any of its Subsidiaries by any Tax authority is presently in progress, nor has Target or any of its Subsidiaries been notified of any request for such an audit or other examination.

          (e) No adjustment relating to any Returns filed by Target or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to Target or any of its Subsidiaries or any representative thereof.

          (f) Neither Target nor any of its Subsidiaries has any Liability for any material unpaid Taxes which have not been accrued for or reserved on the Target Balance Sheet in accordance with GAAP, which is material to Target, other than any Liability for unpaid Taxes that may have accrued since the date of the Target Balance Sheet in connection with the operation of the business of Target and its Subsidiaries in the ordinary course.

          (g) There is no contract, agreement, plan or arrangement to which Target or any of its Subsidiaries is a party as of the date of this Agreement (including, without limitation, this Agreement), covering any employee or former employee of Target or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (h) Neither Target nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Target or any of its Subsidiaries.

               (i) Neither Target nor any of its Subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

               (j) None of the assets of Target or any of its Subsidiaries are tax exempt use property within the meaning of Section 168(h) of the Code.

     3.12     Intellectual  Property.
              -----------------------

          (a) For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

               (i) "TARGET INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by, or licensed to, Target or any of its Subsidiaries other than Intellectual Property widely available through regular commercial distribution channels at a cost not exceeding Two Thousand Dollars ($2,000) on standard terms and conditions.

               (ii) "TARGET REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Target or any of its Subsidiaries.

          (b)     Section 3.12(b)(i) of the Target Schedules contains a complete
                  ------------------
and accurate list of all Target Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Target Registered Intellectual Property has been issued or registered. Section 3.12(b)(ii) of the
                                                      -------------------
Target  Schedules  contains  a  list  of  the  Target  Intellectual  Property.

          (c) No Target Intellectual Property or product or service of Target or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Target or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Target Intellectual Property.

          (d) Target owns and has good and exclusive title to, or has a valid license to (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Target Intellectual Property or other Intellectual Property used by Target free and clear of any Lien (excluding licenses and related restrictions granted in the ordinary course), and Target is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Target and its Subsidiaries, including the sale of any products or the provision of any services by Target and its Subsidiaries.

          (e) Target owns exclusively, and has good title to, all copyrighted works that are Target products or which Target or any of its Subsidiaries otherwise expressly purports to own.

          (f) To the extent that any material Intellectual Property has been developed or created by a third party for Target or any of its Subsidiaries, Target has a written agreement with such third party with respect thereto and Target thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (g) Neither Target nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Target Intellectual Property, to any third party.

          (h) To the knowledge of Target, the operation of the business of Target and its Subsidiaries as such business is currently conducted, including Target's and its Subsidiaries' design, development, manufacture, marketing and sale of the products or services of Target and its Subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the knowledge of Target, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (i) Neither Target nor any of its Subsidiaries has received notice from any third party that the operation of the business of Target or any of its Subsidiaries or any act, product or service of Target or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (j) To the knowledge of Target, no person has or is infringing or misappropriating any Target Intellectual Property.

          (k) Target and each of its Subsidiaries has taken reasonable steps to protect the rights of Target and its Subsidiaries in their confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Target or any of its Subsidiaries, and, without limiting the foregoing, each of Target and its Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement in a form substantially similar to Parent's form of proprietary information/confidentiality agreement, which Parent has provided Target, and all current and former employees and contractors of Target and any of its Subsidiaries have executed such an agreement.

     3.13     Compliance;  Permits;  Restrictions.
              ------------------------------------

          (a) Neither Target nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any Law, rule, regulation, order, judgment or decree applicable to Target or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries or any of their respective properties and assets are bound or affected. To the knowledge of Target, no investigation or review by any Governmental Authority is pending or threatened against Target or its Subsidiaries, nor has any Governmental Authority indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Target or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Target or any of its Subsidiaries, any acquisition of material property by Target or any of its Subsidiaries or the conduct of business by Target and any of its Subsidiaries as currently conducted.

          (b) Target and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Authorities which are material to the operation of the business of Target (collectively, the "TARGET PERMITS"). Target and its Subsidiaries are in compliance in all material respects with the terms of the Target Permits.

     3.14     Litigation.     As  of  the  date  hereof,  there  are  no Actions
              -----------
pending, or as to which Target or any of its Subsidiaries has received any notice of assertion nor, to the knowledge of Target, is there a threatened
Action against Target or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on Target, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement.

     3.15     Brokers'  and Finders' Fees.     Target has not incurred, nor will
              ----------------------------
it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement.

     3.16     Employee  Benefit  Plans.
              -------------------------

          (a)     Section 3.16(a) of the Target Schedules contain a complete and
                  ---------------
accurate list of all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Target ("TARGET
EMPLOYEE" which shall for this purpose mean an employee of Target or a Code Affiliate of Target), any Subsidiary of Target, or with respect to which Target has or, to its knowledge, may in the future have Liability (collectively, the "TARGET PLANS"). Target has provided or will make available to Parent prior to the Closing: (i) true and complete copies of all documents embodying each Target Plan including, without limitation, all amendments thereto, all trust documents related thereto, and all material written agreements and contracts relating to each such Target Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Target Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Target Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to each Target Plan; (v) all material correspondence to or from any Governmental Authority relating to each Target Plan; (vi) all forms and related notices required under the COBRA; (vii) the most recent discrimination tests for each Target Plan; (viii) the most recent actuarial valuations, if any, prepared for each Target Plan; (ix) if the Target Plan is funded, the most recent annual and periodic accounting of the Target Plan assets; and (x) all communication to Target Employees relating to any Target Plan and any proposed Target Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Target or any Code Affiliate.

          (b) Each Target Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws, including, without limitation, ERISA and the Code, which are applicable to such Target Plans. No Action (excluding claims for benefits incurred in the ordinary course of Target Plan activities) has been brought, or to the knowledge of Target, is threatened, against or with respect to any Target Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Target, threatened by the IRS or the DOL with respect to any Target Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Target Plans have been timely made or accrued. Any Target Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of Target, no condition or circumstance exists giving rise to a material likelihood that any such Target Plan would not be treated as qualified by the IRS. Target does not have any plan or commitment to establish any new Target Plan, to modify any Target Plan (except to the extent required by applicable Law or to conform any such Target Plan to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by the terms of any Target Plan or this Agreement), or to enter into any new Target Plan. Each Target Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Target or any of its Code Affiliates (other than ordinary administration expenses).

          (c) Neither Target, any of its Subsidiaries, nor any of their Code Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Target contributed to or been requested to contribute to any "multiemployer plan," as such term is defined under ERISA. Neither Target, any of its Subsidiaries, nor any officer or director of Target or any of its Subsidiaries is subject to any material Liability or penalty under
Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and
Section 408 of ERISA, has occurred with respect to any Target Plan which could subject Target or its Affiliates to material Liability.

          (d) None of the Target Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable Law, and neither Target nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Target Employee, former employee, director, consultant or other person, except to the extent required by applicable Law.

          (e) Neither Target nor any of its Subsidiaries is bound by or subject to (and none of its respective properties or assets is bound by or subject to) any arrangement with any labor union. No employee of Target or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Target, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Target, threatened labor dispute involving Target or any of its Subsidiaries and any group of its employees nor has Target or any of its Subsidiaries experienced any labor interruptions over the past three (3) years, and Target and its Subsidiaries consider their relationships with their employees to be good. Target is in compliance in all material respects with all applicable material Laws respecting employment, employment practices, terms and conditions of employment and wages and hours.

          (f) Neither the execution and delivery by Target of this Agreement, the performance by Target of its obligations hereunder, nor the consummation by Target of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Target Employee or any of its Subsidiaries under any Target Plan or otherwise,
(ii) increase any benefits otherwise payable under any Target Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Section 3.16(f) of the Target Schedules contains a list of all
           ----------------
current Target employees and their respective compensation. Target has provided Parent with true, accurate and complete copies of all (i) employment and consulting agreements with respect to Target's current employees and consultants and (ii) outstanding employment offer letters.

     3.17     Absence of Liens.     Target and each of its Subsidiaries has good
              ----------------
and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets (real, personal and mixed) used in its business, free and clear of any Liens, except (i) Liens reflected in the Target Financial Statements, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which are not material to Target.

     3.18     Labor  Matters.     There  are no controversies pending or, to the
              ---------------
knowledge of Target, threatened, between Target or any of its Subsidiaries and any of their respective employees. As of the date of this Agreement, neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Target or its Subsidiaries nor does Target know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, Target has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Target or any of its Subsidiaries.

     3.19     Agreements,  Contracts  and  Commitments.
              -----------------------------------------

          (a) Neither Target nor any of its Subsidiaries is a party to or is bound by:

               (i) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Board of Directors of Target, other than those that are terminable by Target or any of its Subsidiaries on no more than thirty (30) days' notice without Liability or financial obligation to Target;

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iii) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of products or services in the ordinary course of business;

               (iv) any agreement, contract or commitment containing any covenant limiting in any respect the right of Target or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

               (v) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Target or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Target has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its Subsidiaries;

               (vi) any dealer, distributor, joint marketing or development agreement currently in force under which Target or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Target or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Target or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

               (vii) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Target product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Target products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

               (viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

               (ix) any other agreement, contract or commitment that (i) involves the receipt of, or Liabilities to make, payments in excess of Twenty-Five Thousand Dollars ($25,000) or (ii) has a term of greater than one
(1)  year.

          (b) Neither Target nor any of its Subsidiaries, nor to the knowledge of Target, any other party to a Target Contract (as defined below), is in breach, violation or default under, and neither Target nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries is bound that are required to be disclosed in the Target Schedules pursuant to this Agreement (any such agreement, contract or commitment, a "TARGET CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Target Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     3.20     Target Proxy Statement; Other Filings.     None of the information
              -------------------------------------
supplied or to be supplied by Target for inclusion or incorporation by reference in the Target Proxy Statement shall, on the date the Target Proxy Statement is first mailed to the stockholders of Target, at the time of the Target Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting which has become false or misleading. The Target Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Target makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     3.21     Board  Approval.     The  Board  of Directors of Target has, as of
              ----------------
the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of Target and its stockholders, (ii) duly approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the stockholders of Target approve and adopt this Agreement and approve the Merger.

     3.22     State  Takeover Statutes.     The Board of Directors of Target has
              -------------------------
approved the Merger, this Agreement, the Target Related Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Target Related Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Target Related Agreements and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Target Related Agreements or the transactions contemplated hereby and thereby.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent  and  Merger  Sub hereby represent and warrant to Target, subject to
(i) the exceptions disclosed in writing in the disclosure letter, dated as of the date hereof, delivered by Parent and Merger Sub to Target concurrently with the execution and delivery hereof (the "PARENT SCHEDULES"), and (ii) the information set forth in any Parent SEC Reports (as defined in Section 4.8(a)
                                                                  --------------
hereof)  filed  by  Parent  with  the  SEC prior to the date hereof, as follows:

     4.1     Organization  and  Good  Standing.     Parent  and  each  of  its
             ----------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to conduct business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect on Parent.

     4.2     Charter  Documents.     Parent  has  delivered or made available to
             -------------------
Target, or Target has obtained from Parent's filings with the SEC, a true and complete copy of the

Articles of Incorporation and Bylaws of Parent and similar governing charter instruments of each of its material Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing charter instruments.

     4.3     Capital  Structure.
             -------------------

          (a) As of the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 20,000,000 shares of Preferred Stock, no par value per share (the "PARENT PREFERRED STOCK"), of which 3,000,000 shares are designated "SERIES A PREFERRED STOCK". As of the date hereof, (i) 36,249,611 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Capital Stock were held in treasury by Parent or its Subsidiaries,
(iv) 10,000,000 shares of Parent Common Stock were reserved for issuance under the Parent Stock Plan, (v) no shares of Parent Common Stock were reserved for issuance or issuable upon the exercise of outstanding Parent Options and Parent Warrants that were granted under the Parent Stock Plan, (vi) 94,673 shares of Parent Common Stock were available for future grant under the Parent Stock Plan,
(vii) 19,026,514 shares of Parent Common Stock were reserved for issuance and issuable upon the exercise of outstanding Parent Options and Parent Warrants, and (viii) no Parent Warrants were exercisable for Parent Preferred Stock. Except as set forth in the preceding sentence, as of the date hereof, Parent has no shares of Parent Capital Stock outstanding or securities exercisable or convertible into shares of Parent Capital Stock outstanding. There are not any notes or other indebtedness or securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Parent stockholders may vote. Section 4.3(a) of the Parent
                                                    --------------
Schedules sets forth the following information with respect to each Parent Option and Parent Warrant outstanding as of the close of business on April 4, 2005: (i) the name and address of the optionee or warrant holder, as applicable;
(ii) whether such security is a Parent Option or a Parent Warrant; (iii) the number of shares of Parent Common Stock subject to such securities; (iv) the exercise price of such securities; (v) the dates on which such securities were was granted; (vi) the applicable vesting schedule; (vii) the dates on which such securities expire, and (viii) whether the holders of such securities are current employees of Parent. Parent has made available to Parent accurate and complete copies of (i) the Parent Stock Plan and the form of all stock option agreements and warrant agreements evidencing options and warrants granted under the Parent Stock Plan and (ii) each form of Parent Option and Parent Warrant other than Parent Options and Parent Warrants granted under the Parent Stock Plan. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Parent is bound obligating Parent to accelerate the vesting of any Parent Option or Parent Warrant as a result of the Merger. All outstanding shares of Parent Capital Stock, all outstanding Parent Options, all outstanding Parent Warrants and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable Laws.

          (b) Except for securities Parent owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one (1) or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 4.3(a) of
                                                               --------------
the Parent Schedules, as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 4.3(b) of the Parent Schedules, as of
                                   --------------
the date of this Agreement, there are no registration rights and there is, except for the Parent Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Parent or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

     4.4     Subsidiaries.     Section  4.4  of  the Parent Schedules contains a
             -------------     ------------
complete and accurate list of each Subsidiary of Parent, indicating the jurisdiction of incorporation of each such Subsidiary and Parent's equity interest therein.

     4.5     Authority.     Parent  has  all  requisite  corporate  power  and
             ----------
authority to enter into this Agreement and the Target Voting Agreement (collectively, the "PARENT RELATED AGREEMENTS"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent of this Agreement and the Parent Related Agreements, the performance by Parent of its obligations hereunder and thereunder, and the consummation by Parent of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Parent pursuant to California Law. A vote of the holders of at least a majority of the outstanding shares of the Parent Common Stock is required for the stockholders of Parent to approve and adopt this Agreement and approve the Merger. This Agreement and the Parent Related Agreements have been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by Target and, if applicable, Merger Sub, constitute the valid and binding obligations of Parent, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting creditors' rights and the relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including, without limitation, rules of law and general principal of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.6     Conflicts.     The execution and delivery of this Agreement and the
             ----------
Parent Related Agreements by Parent do not, and the performance by Parent of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Parent or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Parent as contemplated by Section 6.3 hereof and obtaining the consents,
                              ------------
approvals, orders and authorizations, and making the registrations, declarations and filings, described in Section 4.7 hereof, conflict with or violate any Law,
                          -----------
rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair rights of Parent or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties and assets are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clauses (ii) or (iii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     4.7     Consents.     No  consent,  approval, order or authorization of, or
             ---------
registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery by Parent of this Agreement and the Parent Related Agreements, the performance by
Parent  of  its  obligations  hereunder  and  thereunder, or the consummation by
Parent  of  the  transactions contemplated hereby or thereby, except for (i) the filing  by  Parent  with  the  SEC,  in  accordance  with  Rule  14a-12,  of any communications ("PARENT'S RULE 14A-12 FILINGS") made by Parent to its stockholders in connection with obtaining the California Permit (as defined in
Section  6.1  hereof),  (ii)  the  filing  of the Certificate of Merger with the
------------
Secretary of State of the State of Delaware, (iii) the filing of the Parent Proxy Statement (as defined in Section 6.2
                                    ------------
hereof) with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, including obtaining the California Permit, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and the laws of any foreign country, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Parent or Target or have a material adverse effect on the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement in a timely manner.

     4.8     SEC  Filings;  Financial  Statements;  Undisclosed  Liabilities.
             ----------------------------------------------------------------

          (a) Parent has filed all forms, reports and documents required to be filed with the SEC since January 1, 2004. All such required forms, reports and documents, and all exhibits and schedules thereto and documents incorporated by reference therein, (including those filed by Parent after the date hereof) are referred to herein as the "PARENT SEC REPORTS." Except as set forth on
Section 4.8(a) of the Parent Schedules, as of their respective dates, the Parent
-------------
SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not at the time each such Parent SEC Report was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Parent is required to file any forms, reports or other documents with the SEC.

          (b)     Except as set forth on Section 4.8(b) of the Parent Schedules,
                                         --------------
each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (including any Parent SEC Reports filed by Parent after the date hereof until the Closing) (collectively, the "PARENT FINANCIAL STATEMENTS"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods indicated therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent contained in the Parent SEC Reports as of September 30, 2004, is hereinafter referred to as the "PARENT BALANCE SHEET."

          (c)     Except as set forth in Section 4.8(c) of the Parent Schedules,
                                         --------------
neither Parent nor any of its Subsidiaries has any Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, except Liabilities (i) reflected in or reserved against the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

          (d) Parent has heretofore furnished to Target a true and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to forms, reports and documents which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

          (e) The chief executive officer and chief financial officer of Parent have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct, and Parent is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act.

     4.9     Disclosure  Controls  and  Procedures.     Since December 31, 2003,
             --------------------------------------
Parent and each of its Subsidiaries has had in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports. Parent maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.10     Absence  of  Certain  Changes or Events.     Except as required by
              ----------------------------------------
this  Agreement, since the date of the Parent Balance Sheet, there has not been:

          (a) any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on Parent;

          (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the capital stock of Parent or any of its subsidiaries, or any purchase, redemption or other acquisition by Parent of any capital stock of Parent or any other securities of Parent or any of its subsidiaries, except for repurchases from Parent employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements with Parent, or any granting of any options, warrants, calls or rights to acquire any shares of capital stock of Parent or any other securities of Parent;

          (c) any split, combination or reclassification of any of the capital stock of Parent or any of its subsidiaries;

          (d) any granting by Parent or any of its subsidiaries of any increase in compensation or fringe benefits to any Parent employees, or any payment by Parent or any of its subsidiaries of any bonus to any Parent employees, or any granting by Parent or any of its subsidiaries of any increase in severance or termination pay to any Parent employees, or any entry by Parent or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement with any Parent employees (or former Parent employees) the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated by this Agreement;

          (e) the entry by Parent or any of its subsidiaries into any material licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business, or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with the SEC;

          (f) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or

          (g) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business.

     4.11     Taxes.
              ------

          (a) Parent and each of its Subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("PARENT RETURNS") relating to Taxes required to be filed by Parent and each of its Subsidiaries with any Tax authority, except such Returns which are not material to Parent. Parent and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

          (b) As of the Effective Time, Parent and each of its Subsidiaries will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal

Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Parent.

          (c) Neither Parent nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on, or extending the period for, the assessment or collection of any Tax.

          (d) No audit or other examination of any Return of Parent or any of its Subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its Subsidiaries been notified of any request for such an audit or other examination.

          (e) No adjustment relating to any Returns filed by Parent or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its Subsidiaries or any representative thereof.

          (f) Neither Parent nor any of its Subsidiaries has any Liability for any material unpaid Taxes which have not been accrued for or reserved on the Parent Balance Sheet in accordance with GAAP, which is material to Parent, other than any Liability for unpaid Taxes that may have accrued since the date of the Parent Balance Sheet in connection with the operation of the business of Parent and its Subsidiaries in the ordinary course.

          (g) There is no contract, agreement, plan or arrangement to which Parent or any of its Subsidiaries is a party as of the date of this Agreement (including, without limitation, this Agreement), covering any employee or former employee of Parent or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (h) Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

          (i) Neither Parent nor any of its Subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

          (j) None of the assets of Parent or any of its Subsidiaries are tax exempt use property within the meaning of Section 168(h) of the Code.

     4.12     Intellectual  Property.
              -----------------------

          (a) For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

               (i) "PARENT INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by, or exclusively licensed to, Parent or any of its Subsidiaries other than Intellectual Property widely available through regular commercial distribution channels at a cost not exceeding Two Thousand Dollars ($2,000) on standard terms and conditions.

               (ii) "PARENT REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or any of its Subsidiaries.

          (b)     Section 4.12(b)(i) of the Parent Schedules contains a complete
                  ------------------
and accurate list of all Parent Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Parent Registered Intellectual Property has been issued or registered. Section 4.12(b)(ii) of the
                                                      -------------------
Parent  Schedules  contains  a  list  of  the  Parent  Intellectual  Property.

          (c) No Parent Intellectual Property or product or service of Parent or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

          (d) Parent owns and has good and exclusive title to, or has a valid license to (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Parent Intellectual Property or other Intellectual Property used by Parent free and clear of any Lien (excluding licenses and related restrictions granted in the ordinary course), and Parent is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Parent and its Subsidiaries, including the sale of any products or the provision of any services by Parent and its Subsidiaries.

          (e) Parent owns exclusively, and has good title to, all copyrighted works that are Parent products or which Parent or any of its Subsidiaries otherwise expressly purports to own.

          (f) To the extent that any material Intellectual Property has been developed or created by a third party for Parent or any of its Subsidiaries, Parent has a written agreement with such third party with respect thereto and Parent thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (g) Neither Parent nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Parent Intellectual Property, to any third party.

          (h) To the knowledge of Parent, the operation of the business of Parent and its Subsidiaries as such business is currently conducted, including Parent's and its Subsidiaries' design, development, manufacture, marketing and sale of the products or services of Parent and its Subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the knowledge of Parent, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (i) Neither Parent nor any of its Subsidiaries has received notice from any third party that the operation of the business of Parent or any of its Subsidiaries or any act, product or service of Parent or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (j) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property.

          (k) Parent and each of its Subsidiaries has taken reasonable steps to protect the rights of Parent and its Subsidiaries in their confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Parent or any of its Subsidiaries, and, without limiting the foregoing, each of Parent and its Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Target and all current and former employees and contractors of Parent and any of its Subsidiaries have executed such an agreement.

     4.13     Compliance;  Permits;  Restrictions.
              ------------------------------------

          (a) Neither Parent nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any Law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties and assets are bound or affected. To the knowledge of Parent, no investigation or review by any Governmental Authority is pending or threatened against Parent or its Subsidiaries, nor has any Governmental Authority indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent and any of its Subsidiaries as currently conducted.

          (b) Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Authorities which are material to the operation of the business of Parent (collectively, the "PARENT PERMITS"). Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

     4.14     Litigation.     As  of  the  date  hereof,  there  are  no Actions
              -----------
pending, or as to which Parent or any of its Subsidiaries has received any notice of assertion nor, to the knowledge of Parent, is there a threatened
Action against Parent or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement.

     4.15     Brokers'  and Finders' Fees.     Parent has not incurred, nor will
              ----------------------------
it incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement.

     4.16     Employee  Benefit  Plans.
              -------------------------

          (a)     Section 4.15(a) of the Parent Schedules contain a complete and
                  ---------------
accurate list of all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent ("PARENT
EMPLOYEE" which shall for this purpose mean an employee of Parent or a Code Affiliate of Parent), any Subsidiary of Parent, or with respect to which Parent has or, to its knowledge, may in the future have Liability (collectively, the "PARENT PLANS"). Parent has provided or will make available to Target prior to the Closing: (i) true and complete copies of all documents embodying each Parent Plan including, without limitation, all amendments thereto, all trust documents related thereto, and all material written agreements and contracts relating to each such Parent Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to each Parent Plan; (v) all material correspondence to or from any Governmental Authority relating to each Parent Plan; (vi) all forms and related notices required under the COBRA; (vii) the most recent discrimination tests for each Parent Plan; (viii) the most recent actuarial valuations, if any, prepared for each Parent Plan; (ix) if the Parent Plan is funded, the most recent annual and periodic accounting of the Parent Plan assets; and (x) all communication to Parent Employees relating to any Parent Plan and any proposed Parent Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Parent or any Code Affiliate.

          (b) Each Parent Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws, including, without limitation, ERISA and the Code, which are applicable to such Parent Plans. No Action (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or to the knowledge of Parent, is threatened, against or with respect to any Parent Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or the DOL with respect to any Parent Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of Parent, no condition or circumstance exists giving rise to a material likelihood that any such Parent Plan would not be treated as qualified by the IRS. Parent does not have any plan or commitment to establish any new Parent Plan, to modify any Parent Plan (except to the extent required by applicable Law or to conform any such Parent Plan to the requirements of any applicable Law, in each case as previously disclosed to Target in writing, or as required by the terms of any Parent Plan or this Agreement), or to enter into any new Parent Plan. Each Parent Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Target, Parent or any of its Code Affiliates (other than ordinary administration expenses).

          (c) Neither Parent, any of its Subsidiaries, nor any of their Code Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Parent contributed to or been requested to contribute to any "multiemployer plan," as such term is defined under ERISA. Neither Parent, any of its Subsidiaries, nor any officer or director of Parent or any of its Subsidiaries is subject to any material Liability or penalty under
Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and
Section 408 of ERISA, has occurred with respect to any Parent Plan which could subject Parent or its Affiliates to material Liability.

          (d) None of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable Law, and neither Parent nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Parent Employee, former employee, director, consultant or other person, except to the extent required by applicable Law.

          (e) Neither Parent nor any of its Subsidiaries is bound by or subject to (and none of its respective properties or assets is bound by or subject to) any arrangement with any labor union. No employee of Parent or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Parent, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Parent, threatened labor dispute involving Parent or any of its Subsidiaries and any group of its employees nor has Parent or any of its Subsidiaries experienced any labor interruptions over the past three (3) years, and Parent and its Subsidiaries consider their relationships with their employees to be good. Parent is in compliance in all material respects with all applicable material Laws respecting employment, employment practices, terms and conditions of employment and wages and hours.

          (f) Neither the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder, nor the consummation by Parent of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Parent Employee or any of its Subsidiaries under any Parent Plan or otherwise,
(ii) materially increase any benefits otherwise payable under any Parent Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Section 4.16(f) of the Parent Schedules contains a list of all
                 ----------------
current Parent employees and their respective compensation. Parent has provided Target with true, accurate and complete copies of all (i) employment and consulting agreements with respect to Parent's current employees and consultants and (ii) outstanding employment offer letters.

     4.17     Absence of Liens.     Parent and each of its Subsidiaries has good
              ----------------
and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets (real, personal and mixed) used in its business, free and clear of any Liens, except (i) Liens reflected in the Parent Financial Statements, (ii) Liens created pursuant to that certain Security Agreement dated December 22, 2004, entered into in connection with the Parent Secured Debt Financing, (iii) Liens for Taxes not yet due and payable, and (iv) such imperfections of title and encumbrances, if any, which are not material to Parent.

     4.18     Labor  Matters.     There  are no controversies pending or, to the
              ---------------
knowledge of Parent, threatened, between Parent or any of its Subsidiaries and any of their respective employees. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its Subsidiaries nor does Parent know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, Parent has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent or any of its Subsidiaries.

     4.19     Agreements,  Contracts  and  Commitments.
              -----------------------------------------

          (a) Neither Parent nor any of its Subsidiaries is a party to or is bound by:

               (i) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Board of Directors of Parent, other than those that are terminable by Parent or any of its Subsidiaries on no more than thirty (30) days' notice without Liability or financial obligation to Parent;

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iii) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of products or services in the ordinary course of business;

               (iv) any agreement, contract or commitment containing any covenant limiting in any respect the right of Parent or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

               (v) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its Subsidiaries;

               (vi) any dealer, distributor, joint marketing or development agreement currently in force under which Parent or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Parent or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Parent or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

               (vii) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Parent product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Parent products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Target;

               (viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

               (ix) any other agreement, contract or commitment that (i) involves the receipt of, or Liabilities to make, payments in excess of Twenty-Five Thousand Dollars ($25,000) or (ii) has a term of greater than one
(1)  year.

          (b) Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent, any other party to a Parent Contract (as defined below), is in breach, violation or default under, and neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound that are required to be disclosed in the Parent Schedules pursuant to this Agreement (any such agreement, contract or commitment, a "PARENT CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     4.20     Parent Proxy  Statement; Other Filings.    None of the information
              --------------------------------------
supplied or to be supplied by Parent for inclusion or incorporation by reference in the Parent Proxy Statement shall, on the date the Parent Proxy Statement is first mailed to the stockholders of Parent, at the time of the Parent Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting which has become false or misleading. The Parent Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Target which is contained in any of the foregoing documents.

     4.21     Board  Approval.     The  Board  of Directors of Parent has, as of
              ----------------
the date of this Agreement, (i) determined that the Merger and the issuance of shares of Parent Common Stock in connection therewith is fair to, advisable and in the best interests of Parent and its stockholders, (ii) duly approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and the issuance of shares of Parent Common Stock in connection with the Merger, and (iii) determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock in connection with the Merger.

                                    ARTICLE V
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1     Conduct  of  Business.     During  the  period  commencing with the
             ----------------------
execution  and  delivery  of  this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, except (i) in the case of Target as provided in Section 5.1(a)
                                                                  --------------
of  the Target Schedules and in the case of Parent as provided in Section 5.1(a)
                                                                  --------------
of the Parent Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, Target (which for the purposes of this Article V
                                                                       ---------
shall include Target and each of its Subsidiaries) and Parent (which for the purposes of this Article V shall include Parent and each of its Subsidiaries)
                    ---------
shall (a) carry on its business diligently and in accordance with good commercial practice and in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (b) pay its debts and Taxes when due (unless being contested or disputed in good faith), (c) pay or perform other material obligations when due, and (d) use its commercially reasonable best efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In furtherance of the foregoing and subject to applicable Law, Target and Parent shall confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of its business during the foregoing period. During the period commencing on December 14, 2004, and continuing until the date of this Agreement, except (i) in the case of Target as provided in Section 5.1(b) of the
                                                           --------------
Target  Schedules and in the case of Parent as provided in Section 5.1(b) of the
                                                           --------------
Parent Schedules, Target (which for the purposes of this Article V shall include
                                                         ---------
Target  and each of its Subsidiaries) and Parent (which for the purposes of this
Article  V shall include Parent and each of its Subsidiaries) have complied with
----------
the  foregoing  covenants  contained  in  this  Section  5.1.
                                                ------------

     5.2     Restricted  Conduct.     Except  (i)  in  the  case  of  Target, as
             --------------------
provided  in  Section  5.2(a)  of  the Target Schedules, and (ii) in the case of
              ---------------
Parent,  as  provided  in Section 5.2(a) of the Parent Schedules, neither Target
                          --------------
nor Parent shall do any of the following, and neither Target nor Parent shall permit its Subsidiaries to do any of the following, without the prior written consent of the other party hereto:

          (a) except as required by applicable Law or pursuant to the terms of a Target Plan or a Parent Plan, as the case may be, in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options, granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (c) grant any severance or termination pay to any director, officer or employee, except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other party hereto, or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (d) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Target Intellectual Property or the Parent Intellectual Property, as the case may be, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (e) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Target or its Subsidiaries, or Parent or its Subsidiaries, as the case may be, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (g) issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any kind or character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Target Common Stock or Parent Common Stock, as the case may be, pursuant to the exercise of stock options or warrants therefor outstanding on the date hereof;

          (h) cause, permit or propose any amendments to its charter document or bylaws (or similar governing instruments of any of its Subsidiaries);

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Target or Parent, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

          (j) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

          (k) sell, lease, license, encumber or otherwise dispose of any properties or assets, except for (i) sales of inventory in the ordinary course of business consistent with past practice, and (ii) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Target or Parent, as the case may be;

          (l) incur any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Target or Parent, as the case may be, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, or (ii) pursuant to existing credit facilities in the ordinary course of business;

          (m) adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business consistent with past practice, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

          (n) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Target or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (o) revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (p) engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the terms of this Article V;
                                                                      ---------

          (q) make any Tax election or settle or compromise any material Tax Liability;

          (r) hire any employee that would cause the aggregate monthly compensation level of all employees at any time to exceed the aggregate monthly compensation level of all employees on December 14, 2004;

          (s) enter into any Target Post-Signing Term Employment Agreement or Parent Post-Signing Term Employment Agreement;

          (t)     make  any  grant  of  exclusive  rights  to  any  third party;

          (u)     enter  into  any  material  contract  or  agreement;  or

          (v) agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through Section 5.2(u), inclusive.
               -----------------           ---------------

Except as provided in Section 5.2(b) of the Target Schedules, neither Target nor
                      --------------
its  Subsidiaries  have  taken  any of the actions described in this Section 5.2
                                                                     -----------
from  December  14,  2004, to the date of this Agreement.  Except as provided in
Section 5.2(b) of the Parent Schedules, neither Parent nor its Subsidiaries have
--------------
taken  any  of the actions described in this Section 5.2 from December 14, 2004,
                                             -----------
to  the  date  of  this  Agreement.



                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1     Fairness  Hearing.     As  soon as reasonably practicable following
             ------------------
the execution of this Agreement, Parent and Target shall prepare the necessary documents and Parent shall apply to obtain a permit (a "CALIFORNIA PERMIT") from the Commissioner of Corporations of the State of California (after a hearing before such Department (the "FAIRNESS HEARING")) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. Parent and Target will respond to any comments from the California Department of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practical after such filing. As promptly as practical after the date of this Agreement, Parent and Target shall prepare and make such filings as are required under applicable blue sky laws of all jurisdictions which relate to the transactions contemplated by this Agreement.

     6.2     Proxy  Statements;  Other  Filings.     As  promptly as practicable
             -----------------------------------
after the receipt of a California Permit, (i) Target shall prepare and file with the SEC a proxy statement (the "TARGET PROXY STATEMENT") to be sent to the stockholders of Target in connection with the meeting of the stockholders of Target to consider the approval and adoption of this Agreement and the approval of the Merger (the "TARGET STOCKHOLDERS' MEETING") and (ii) Parent shall prepare and file with the SEC, a proxy statement (the "PARENT PROXY STATEMENT") to be sent to the shareholders of Parent in connection with the meeting of the shareholders of Parent to consider the approval and adoption of this Agreement and the approval of the Merger (the "PARENT STOCKHOLDERS' MEETING"). Each of Target and Parent, as applicable, shall respond to any comments of the SEC and cause the Target Proxy Statement and Parent Proxy Statement (such proxy statements collectively, the "PROXY STATEMENTS") to be mailed to its respective stockholders at the earliest practicable time. As promptly as practicable after the date hereof, Target and

Parent shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Laws relating to the Merger and the other transactions contemplated by this Agreement (the "OTHER FILINGS"). Each party hereto shall notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Proxy Statements or any Other Filings or for additional information, and shall supply the other party or parties hereto with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other Governmental Authority, on the other hand, with respect to the Proxy Statements, the Merger or any Other Filings. The Proxy Statements and the Other Fillings shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statements or any Other Filings, Target or Parent, as the case may be, shall promptly inform the other party hereto of such occurrence and cooperate in filing with the SEC or its staff or any other Governmental Authority, and/or mailing to stockholders of Target or shareholders of Parent, as applicable, such amendment or supplement.

     6.3     Meetings  of  Stockholders.
             ---------------------------

          (a) Target shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Target Stockholders' Meeting to be held as promptly as practicable after receipt of a California Permit, for the purpose of voting upon this Agreement and the Merger. Target shall consult with Parent and use its commercially reasonable best efforts to convene and hold the Target Stockholders' Meeting on the same day and at the same time as the Parent Stockholders' Meeting. Parent shall take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable after receipt of a California Permit for the purpose of voting upon this Agreement and the Merger. Parent shall consult with Target and use its commercially reasonable best efforts to hold the Parent Stockholders' Meeting on the same day and at the same time as the Target Stockholders' Meeting. Subject to Section 6.3(c) hereof, Parent and Target
                                      ---------------
shall each use its commercially reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of California Law or Delaware Law and all other applicable legal requirements to obtain such approvals.

          (b)     Subject  to  Section  6.3(c):  (i)  the  Board of Directors of
                               ---------------
Target shall recommend that the stockholders of Target vote in favor of the adoption and approval of this Agreement and approval of the Merger at the Target Stockholders' Meeting; (ii) the Target Proxy Statement shall include a statement to the effect that the Board of Directors of Target has recommended that the stockholders of Target vote in favor of approval and adoption of this Agreement and approval of the Merger at the Target Stockholders' Meeting; and (iii) neither the Board of Directors of Target nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Target that the stockholders of Target vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

          (c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent the Board of Directors of Target from withholding, withdrawing, amending or modifying its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger by the stockholders of Target if (i) neither Target nor any of its representatives shall have violated any of the restrictions set forth in Section 6.5 hereof, and
                                                         -----------
(ii) the Board of Directors of Target concludes in good faith, after consultation with its outside counsel, that the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Target to comply with its fiduciary obligations to the stockholders of Target under applicable Law; provided, however, that prior to publicly withholding, withdrawing, amending or modifying such recommendation, Target shall have given Parent at least forty-eight (48) hours written notice (or such lesser prior notice as provided to the members of Target's Board of Directors) and the opportunity to meet with Target and its counsel. Nothing contained in this Section 6.3(c) shall limit Target's obligation to convene and
                   --------------
hold the Target Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Target shall have been withdrawn, amended or modified).

     6.4     Access  to  Information;  Confidentiality.
             ------------------------------------------

          (a) Each party hereto shall afford the other party hereto and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party hereto during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party hereto may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to
                                        -----------
modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger or the other transactions contemplated hereby.

          (b) The parties acknowledge that Target and Parent have previously executed a Confidentiality Agreement, dated December 10, 2004 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     6.5     No  Solicitation.
             -----------------

          (a) During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, Target and its Subsidiaries shall not, nor shall they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Target Acquisition Proposal (as defined in Section 6.5(b) hereof), (B) participate in
                                      --------------
any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action that may reasonably be expected to lead to, any Target Acquisition Proposal, (C) approve, endorse or recommend any Target Acquisition Proposal without complying with Section 6.3(c),
                                                                 --------------
or (D) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Target Acquisition Transaction (as defined in Section 6.5(b) hereof); provided,
                                            ---------------
however, that this Section 6.5 shall not prohibit Target from (A) until the date
                   -----------
on which this Agreement is approved and adopted by the required vote of the Target stockholders, furnishing information regarding Target and its Subsidiaries to, entering into a confidentiality agreement or discussions or negotiations with, any person or group in response to (i) a Target Superior Offer or (ii) a Target Acquisition Proposal that Target's Board of Directors determines in good faith (after consultation with its financial advisors and outside legal counsel) could reasonably be expected to lead to a Target Superior Offer, submitted by such person or group (and not withdrawn) if (w) neither Target nor any representative of Target and its Subsidiaries shall have violated any of the restrictions set forth in this Section6.5 prior to and in connection
                                           ----------
with such Target Acquisition Proposal, (x) the Board of Directors of Target concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Target to comply with its fiduciary obligations to the stockholders of Target under applicable
Law, (y) (1) at least two (2) business days prior to furnishing any such information to, entering into a confidentiality agreement with or entering into discussions or negotiations with, such person or group, Target gives Parent written notice of Target's intention to take such action and (2) Target receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Target and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (z) contemporaneously with furnishing any such information to such person or group, Target furnishes such information to Parent (to the extent such information has not been previously furnished by Target to Parent) or (B) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act. Target and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Target Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.5, any officer or director of Target or any of its Subsidiaries
      ------------
or any investment banker, attorney or other advisor or representative of Target or any of its Subsidiaries shall be deemed to be a breach of this Section 6.5 by
                                                                  -----------
Target. In addition to the foregoing, Target shall (i) provide Parent with at least seventy-two (72) hours prior notice of any meeting of the Board of Directors of Target at which the Board of Directors of Target is reasonably expected to consider a Target Superior Offer, and (ii) provide Parent with at least three (3) business days prior written notice of a meeting of the Board of Directors of Target at which the Board of Directors of Target is reasonably expected to recommend a Target Superior Offer to its stockholders and together with such notice a summary of all the material terms of such Target Superior

Offer, including the identity of the person or group that proposed the Target Superior Offer.

          (b) For purposes of this Agreement, "TARGET SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a person to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of Target or in excess of fifty percent (50%) of the outstanding voting securities of Target and as a result of which the stockholders of Target immediately preceding such transaction would cease to hold at least fifty (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of Target concludes in good faith, after consultation with its outside financial advisors, to be more favorable to Target's stockholders from a financial point of view than the terms of the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by either party to amend the terms of this Agreement); provided, however, that any such offer shall not be deemed to be a Target Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed or if there is a due diligence condition to the parties' obligations to consummate the transaction that is the subject of the Target Superior Offer. For all purposes of and under this Agreement, "TARGET ACQUISITION PROPOSAL" means any offer or proposal (other than an offer or proposal by Parent) relating to any Target Acquisition Transaction. For all the purposes of and under this Agreement, "TARGET ACQUISITION TRANSACTION" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (A) any acquisition or purchase from Target by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of fifteen percent (15%) or more in interest of the total outstanding voting securities of Target or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) beneficially owning fifteen percent (15%) or more in interest of the total outstanding voting securities of Target or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Target pursuant to which the stockholders of Target immediately preceding such transaction hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license
(other than in the ordinary course of business), acquisition or disposition of fifteen percent (15%) or more of the assets of Target (other than in the ordinary course of business); or (C) any liquidation or dissolution of Target.

          (c)     In  addition to the obligations of Target set forth in Section
                                                                         -------
6.5 hereof, as promptly as practicable, and in any event within twenty-four (24)
---
hours, Target shall advise Parent orally and in writing of any request received by Target for information which Target reasonably believes could lead to a Target Acquisition Proposal or of any Target Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Target Acquisition Proposal, the material terms and conditions of such request, Target Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Target Acquisition Proposal or inquiry and copies of all written materials sent or provided to Target by or on behalf of any person or group or provided to such person or group by or on behalf of Target.

     6.6     Public  Disclosure.     Parent  and  Target shall consult with each
             -------------------
other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or a Target Acquisition Proposal and shall not issue any such press release or make any such public statement prior to such agreement, except as may be required by applicable Law in which case reasonable efforts to consult with the other party hereto shall be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party hereto shall have withheld, withdrawn, amended or modified its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger by their stockholders.

     6.7     Legal Requirements.     Each of Parent, Merger Sub and Target shall
             -------------------
take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the Merger or any other transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the Merger or any other transactions contemplated by this Agreement. Parent shall use its best efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock in connection with the Merger. Target shall use its commercially reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

     6.8     Third Party Consents.     As soon as practicable following the date
             ---------------------
hereof, Parent and Target shall each use its commercially reasonable best efforts to obtain all material consents, waivers and approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the Merger and any other transactions contemplated by this Agreement.

     6.9     Notification  of  Certain  Matters.     Parent and Merger Sub shall
             -----------------------------------
give prompt notice to Target, and Target shall give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, such that the conditions set forth in
Section  7.2(a)  or  Section  7.3(a)  hereof,  as  the case may be, would not be
---------------      ---------------
satisfied as a result thereof, or (ii) any material failure of Parent and Merger Sub or Target, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 6.9 shall not
                                                           -----------
limit or otherwise affect the remedies available hereunder to the party hereto receiving such notice.

     6.10     Commercially  Reasonable  Efforts  and  Further  Assurances.
              ------------------------------------------------------------
Subject to the respective rights and obligations of Parent, Merger Sub and Target under this Agreement, each of the parties hereto shall use its commercially reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the other transactions contemplated hereby.

     6.11     Target  Options  and  Warrants.
              -------------------------------

          (a) At the Effective Time, each outstanding Target Option and Target Warrant, whether or not vested, shall by virtue of the Merger be assumed by Parent so long as the terms of such Target Options and Target Warrants comply with the provisions of this Section 6.11. Parent shall take all corporate
                                 -------------
action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of all Target Options and Target Warrants assumed in accordance with this Section 6.11. Each Target Option and
                                           ------------
Target Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Target Option and Target Warrant shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product obtained by multiplying (x) the number of shares of Target Common Stock that were issuable upon exercise of such Target Option or Target Warrant immediately prior to the Effective Time, by (y) the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Target Option or Target Warrant shall equal the price provided for under the terms of such Target Option or Target Warrant.

          (b)     Notwithstanding Section 6.11(a), each Target Option assumed by
                                  ---------------
Parent  (i)  shall,  except  as  provided  in  Section  6.11(b)(i) of the Target
                                               -------------------
Schedules, have a per share exercise price of no less than thirty cents ($0.30) immediately following the Effective Time after such option has been assumed by Parent, (ii) shall, except as provided in Section 6.11(b)(ii) of the Target
                                               -------------------
Schedules, contain terms that provide that the shares of stock that are issuable upon exercise of such Target Option shall not, directly or indirectly, be sold, assigned, pledged or otherwise transferred by the holder of such Target Option without the prior written consent of Parent until after the third (3rd) anniversary of the Closing Date, and (iii) shall by its terms have Parent Common Stock as the underlying security immediately following the Effective Time ("QUALIFIED TARGET OPTIONS"). Target Options that are not Qualified Target Options shall be referred to herein as "NON-QUALIFIED TARGET OPTIONS". All Non-Qualified Target Options shall terminate at or prior to the Effective Time.

               (c)     Notwithstanding  Section  6.11(a),  each  Target  Warrant
                                        ----------------
assumed by Parent shall by its terms provide that (i) the consideration payable to Parent upon exercise of the Target Warrant be in the form of cash only, (ii) it will terminate on the third anniversary of the Closing Date, and (iii) Parent Common Stock will be the underlying security of such Target Warrant immediately following the Effective Time ("QUALIFIED TARGET WARRANTS"). Target Warrants that are not Qualified Target Warrants shall be referred to herein as "NON-QUALIFIED TARGET WARRANTS". All Non-Qualified Target Warrants shall terminate at or prior to the Effective Time.

     6.12     Form  S-8.     Parent  agrees  to file a registration statement on
              ----------
Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Target Employee Options (that are held by those persons who are employees or directors of Target immediately prior to the Effective Time) as soon as is reasonably practicable following the Effective Time, but in no event later than twenty (20) business days following the Effective Time or later, as applicable, in order to comply with securities laws. Notwithstanding the foregoing, Parent's obligation under this Section 6.12 shall apply only with respect to shares of Parent Common Stock that are eligible to be included on a Form S-8.

     6.13     Indemnification.
              ----------------

          (a) From and after the Effective Time, Parent and the Surviving Corporation shall fulfill and honor in all respects the obligations of Target pursuant to any indemnification provisions under Target's Certificate of Incorporation and Bylaws as in effect on the date hereof to the maximum extent permitted by applicable Law. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, exculpation, expense advancement and elimination of liability for monetary damages that are at least as favorable to the directors and officers of Target ("INDEMNIFIED PARTIES") as those contained in the Certificate of Incorporation and Bylaws of Target, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Target, unless such modification is required by applicable Law.

          (b) For a period of four (4) years after the Effective Time, Parent shall cause to be maintained in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Target's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Target; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of one hundred percent (100%) of the annual premium currently paid by Target under its directors' and officer's liability insurance policy in effect as of the date hereof, and if the cost for such coverage is in excess of such amount, the Surviving Corporation shall only be required to maintain such coverage as is available for such amount; and
provided further, however, that notwithstanding the foregoing, Parent may fulfill its obligations under this Section 6.13(b) by purchasing a policy of
                                       ---------------
directors' and officers' insurance approved in advance by Target, or a "tail" policy under Target's existing directors' and officers' insurance policy, in either case which (i) has an effective term of four (4) years from the Effective Time, (ii) covers only those persons who are currently covered by Target's directors' and officers' insurance policy in effect as of the date hereof and only for actions and omissions occurring on or prior to the Effective Time, and
(iii) contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those applicable to the current directors and officers of Target.

          (c) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets and properties to any person in a single transaction or a series of related transactions, then, and in each such case, Parent or the Surviving Corporation, as the case may be, shall either guaranty the indemnification obligations of Parent and the Surviving Corporation under this
Section  6.13,  or shall make, or cause to be made, proper provision so that the
-------------
successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the indemnification obligations of Parent and the Surviving Corporation under this Section 6.13 for the benefit of the parties entitled to
                         ------------
the  benefits  of  this  Section 6.13.  The terms and provisions of this Section
                         ------------                                    -------
6.13  are  (i)  intended  to be for the benefit of, and shall be enforceable by,
----
each of the Indemnified Parties, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any of the Indemnified Parties may have by contract or otherwise.

          (d)     This Section 6.13 shall survive the consummation of the Merger
                       ------------
at the Effective Time, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     6.14     Target  Affiliate  Agreement.     Section  6.14(a)  of  the Target
              -----------------------------     ----------------
Schedules contains a complete and accurate list of those persons who may be deemed to be, in Target's reasonable judgment, Affiliates of Target (a "TARGET AFFILIATE"). Target shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing and verifying the foregoing list. Target shall use its commercially reasonable best efforts to deliver or cause to be delivered to Parent as promptly as practicable on or following the date hereof from each Target Affiliate listed in Section 6.14(b)
                                                                 ---------------
of the Target Schedules an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "TARGET AFFILIATE AGREEMENTS"), each of
                          ---------
which shall be in full force and effect as of the Effective Time. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Target Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to its transfer agent for the Parent Common Stock, consistent with the terms of the Target Affiliate Agreement.

     6.15     Regulatory  Filings; Reasonable Efforts.     As soon as reasonably
              ----------------------------------------
practicable, Target and Parent each shall file with the FTC and the Antitrust Division of the DOJ Notification and Report Forms relating to the Merger and any other transactions contemplated by this Agreement if required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties hereto. Target and Parent each shall promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

     6.16     Noncompetition Agreements.     Target shall deliver or cause to be
              --------------------------
delivered  to  Parent  from each of the individuals listed in Section 6.16(i) of
                                                              ---------------
the Parent Schedules, and Parent shall deliver or cause to be delivered to Target from each of the individuals listed in Section 6.16(ii) of the Parent
                                                  ----------------
Schedules, an executed noncompetition agreement with Parent in a form reasonably acceptable to Parent (the "NONCOMPETITION AGREEMENTS"), prior to Closing. Each Noncompetition Agreement shall terminate on the first anniversary of the Closing Date. Parent agrees that it will not amend the Noncompetition Agreements without the prior written consent of Target.

     6.17     Employee  Matters.
              ------------------

          (a) Target shall terminate, effective as of the day immediately preceding the date Target becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent (the "401(k)
                                                                          ------
Termination  Date"), any and all 401(k) plans maintained by Target or any of its
-----------------
subsidiaries unless Parent shall provide notice to Target that any such 401(k) plan(s) shall not be terminated pursuant to this Section 6.17. Target shall
                                                     ------------
provide Parent evidence that the 401(k) plan(s) of Target and its subsidiaries have been terminated pursuant to resolutions of Target Board or the board of directors of its subsidiaries, as applicable (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the 401(k) Termination Date. All employees of Target shall continue on their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees. Pending such action, Parent shall maintain the effectiveness of Target's benefit plans.

          (b) To the extent permitted under applicable law, each employee of Target or its subsidiaries who shall become an employee of Parent in connection with the Merger shall be given credit for all service with Target or its subsidiaries (or service credited by Target or its subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by Parent or the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility and vesting; provided, however, that no such credit shall be provided in any circumstance that would result in duplicative benefits, and provided, further, however, that such insurance carriers, outside providers or the like agree to honor such commitments on terms that are reasonably acceptable to Parent.

          (c) Target shall terminate any and all group severance, separation or salary continuation plans, programs or arrangements maintained by Target or any of its subsidiaries, effective in each case as of the day immediately preceding the Effective Time. Target shall provide Parent evidence that such plans have been terminated pursuant to resolutions of Target Board or the board of directors of its subsidiaries, as applicable (the form and substance of which resolutions shall be subject to review and approval of Parent.

          (d) Target shall use its best efforts to amend the terms of the employment and consulting agreements for the employees and consultants listed in
Section  6.17(d)(i) of the Target Schedules (collectively, "EMPLOYMENT AGREEMENT
-------------------
AMENDMENTS") within thirty (30) days after the date of this Agreement. The Employment Agreement Amendments shall contain the terms described in Section
                                                                         -------
6.17(d)(i)  of  the  Target Schedules as well as other terms that are reasonably
----------
acceptable to Parent. Target shall use its best efforts to cause the individuals listed in Section 6.17(d)(ii) of the Target Schedules to execute
                         --------------------
agreements ("RESALE RESTRICTION AGREEMENTS") that provide that effective at the Effective Time, such individuals will not sell, transfer, pledge or hypothecate any shares of Parent Common Stock until the third anniversary of the Closing Date without Parent's prior written consent. The Resale Restriction Agreements shall contain terms that are reasonably acceptable to Parent.

     6.18     Board  of  Directors  and  Executive  Officers.
              -----------------------------------------------

          (a)     Number of Directors.  Parent currently has five (5) directors.
                  -------------------
Parent shall amend its bylaws, effective no later than the Effective Time, to authorize seven (7) directors.

          (b)     Board  of Directors.  Parent shall appoint individuals to
                  ------------------

serve on Parent's Board of Directors such that Parent's Board of Directors will consist of, immediately following the Effective Time: (i) three (3) individuals ("PARENT DESIGNEES") designated by Parent, (ii) three (3) individuals ("TARGET DESIGNEES") designated by Target and (iii) one (1) individual ("MUTUAL DESIGNEE") mutually designated by Parent and Target (such composition of Parent's Board of Directors, the "DESIGNATED BOARD COMPOSITION"). The Board of Directors of Parent shall use its best efforts to preserve the Designated Board Composition from the Effective Time until June 1, 2006; provided, however, Parent's Board of Directors shall have no obligation to maintain the Designated Board Composition if Parent's Common Stock is approved for listing on NASDAQ or a national securities exchange. Parent and Target agree that the following individuals shall be appointed to serve on Parent's Board of Directors, effective immediately following the Effective Time: (i) David Bensol as the Mutual Designee, (ii) Patricia McPeak and Bradley Edson as two (2) of the Parent Designees, and (iii) Steven Saunders, Jim Lintzenich and Ed McMillan as the Target Designees. If any of the individuals listed above in this Section 6.18(b)
                                                                 ---------------
are unavailable or unwilling to serve as directors of Parent, Parent or the remaining Target Designees, as the case may be, shall appoint other individuals to serve on Parent's Board of Directors such that Parent's Board of Directors will consist of, immediately following the Effective Time, the Designated Board Composition.

          (c)     Executive  Officers.  Parent  will  negotiate in good faith to
                  -------------------
provide that, effective immediately following the Effective Time, the following persons will hold the following positions with Parent: (i) Bradley Edson, President and Chief Executive Officer; (ii) Ike E. Lynch, Chief Operating Officer; (iii) Todd C. Crow, Chief Financial Officer; (iv) Daniel McPeak, Jr., Vice-President, Sales; and (v) Margie Adelman, Secretary.

          6.19     Fairness  Opinions.     Target  will  receive  prior  to  the
                   -------------------
Fairness Hearing, a written opinion from Sanli Pastore & Hill, Inc., dated effective as of a date on or before the Fairness Hearing, to the effect that as of the date hereof, the Merger Consideration is fair to the stockholders of Target from a financial point of view. Target will deliver a copy of such opinion to Parent within two (2) business days after Target's receipt of such opinion. Parent will receive prior to the Fairness Hearing, a written opinion from Sandgrain Securities, Inc., or an affiliated thereof, dated effective as of a date on or before the Fairness Hearing, to the effect that as of the date hereof, the Exchange Ratio is fair to the stockholders of Parent from a financial point of view. Parent will deliver a copy of such opinion to Target within two (2) business days after Parent's receipt of such opinion.



                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

     7.1     Conditions  to  Obligations  of  Each  Party  to Effect the Merger.
             ------------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of the following conditions:

          (a)     Stockholder Approval.  This Agreement shall have been approved
                  --------------------
and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of Target and Parent.

          (b)     No  Order;  HSR  Act.  No  Governmental  Authority  shall have
                  --------------------
enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early.

          (c)     California  Permit.  The  Commissioner of Corporations for the
                  ------------------
State of California shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions pursuant to Section 25142 of California Law following a hearing for such purpose, and shall have issued a California Permit under Section 25121 of California Law.

          (d)     State  Securities  Law.  Parent  shall  have  obtained  all
                  ----------------------
necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state in connection with the issuance of Parent's securities in the Merger, unless the failure to obtain such permits and qualifications or to secure such exemptions could not reasonably be expected to have a Material Adverse Effect on Parent.

          (e)     Directors.  Parent's  Bylaws shall authorize Parent's Board of
                  ---------
Directors  to  consist  of  seven  (7)  directors.

          (f)     Amendment to Articles.  A certificate of amendment to Parent's
                  ---------------------
Articles of Incorporation in proper form shall have been duly approved by Parent's Board of Directors and shareholders and been filed with and accepted for filing by the Office of the California Secretary of State, which certificate of amendment shall increase the authorized number of shares of Parent Common Stock to 150,000,000 shares;

     7.2     Additional  Conditions to Obligations of Target.     The obligation
             -----------------------------------------------
of Target to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by
Target:

          (a)     Representations  and  Warranties.  (i) The representations and
                  --------------------------------
warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent,
(ii) the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections
                                                                        --------
4.2  and  Section  4.3 hereof) where the failure to be so true and correct would
---       ------------
not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, and (iii) Target shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

          (b)     Agreements  and  Covenants.  Parent  and Merger Sub shall have
                  --------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Target shall have received a certificate to such effect signed for and on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

          (c)     No Parent Material Adverse Effect.  No Material Adverse Effect
                  ---------------------------------
on Parent shall have occurred from the date of this Agreement. Target shall have received a certificate with respect to the foregoing signed on behalf of Parent by each of the Chief Executive Officer and Chief Financial Officer of Parent.

          (d)     Third  Party  Consents.  Target shall have been furnished with
                  ----------------------
evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Section 7.2(d) of the Parent Schedules.
                         ---------------

          (e)     Parent's  Available Cash.  Parent shall have cash in an amount
                  ------------------------
exceeding  Two  Million  Five  Hundred  Thousand  Dollars  ($2,500,000).

          (f)     Satisfaction  of  Secured  Debt.  Parent's  debt  obligation
                  -------------------------------
incurred in connection with the Parent Secured Debt Financing shall have been satisfied by the issuance of Parent equity, and Parent shall have no other debt outstanding other than (i) trade payables incurred in the ordinary course of business and (ii) legal and investment banking fees incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including legal and banking fees incurred in connection with satisfying the conditions set forth in this Section 7.2; provided, however, that any amount of
                              -----------  -----------------
cash held by Parent on the Closing Date in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) shall be deemed to offset any outstanding debt of Parent otherwise disallowed under this Section 7.2(f).
                                            ---------------

          (g)     Limitation  on  Dissent.  Holders  of  no  more than seventeen
                  -----------------------
percent (17%) of the outstanding shares of Parent capital stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (h)     Termination  of Certain Agreements.  Each  of the Agreements
                  ----------------------------------
set  forth in Section 7.2(h) of the Parent Schedules shall have been terminated,
              -------------
effective prior to or as of the day immediately preceding the Closing Date, and Target shall have received evidence of such terminations in form and substance reasonably satisfactory to Target.

          (i)     Noncompetition  Agreements.  Each of the individuals listed in
                  --------------------------
Section  6.16(ii)  of  the  Parent  Schedules  shall  have  entered  into  a
-----------------
Noncompetition Agreement with Parent, and each such Noncompetition Agreement shall be in full force and effect at the Effective Time.

          (j)     Termination  of  Certain  Target Warrants.  Each of the Target
                  -----------------------------------------
Warrants  set  forth  in  Section 7.2(j) of the Target Schedules shall have been
                          --------------
terminated, effective prior to or as of the day immediately preceding the Closing Date.

          (k)     President  of  Parent.  Bradley  Edson  shall  be  serving  as
                  ---------------------
President  and  Chief  Executive  Officer  of  Parent.

     7.3     Additional  Conditions to the Obligations of Parent and Merger Sub.
             ------------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)     Representations  and  Warranties.  (i) The representations and
                  --------------------------------
warranties of Target contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Target, (ii) the representations and warranties of Target contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Section 3.2 and Section 3.3 hereof)
                                             -----------     -----------
where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Target, and (iii) Parent shall have received a certificate with respect to the foregoing signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target.

          (b)     Agreements  and  Covenants.  Target  shall  have  performed or
                  --------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate to such effect signed for and on behalf of Target by the President and the Chief Financial Officer of Target.

          (c)     No Target Material Adverse Effect.  No Material Adverse Effect
                  ---------------------------------
on Target shall have occurred from the date of this Agreement. Parent shall have received a certificate with respect to the foregoing signed on behalf of Target by each of the Chief Executive Officer and Chief Financial Officer of Target.

          (d)     Noncompetition  Agreements.  Each of the individuals listed in
                  --------------------------
Section 6.16(i) of the Parent Schedules shall have entered into a Noncompetition
---------------
Agreement with Parent, and each such Noncompetition Agreement shall be in full force and effect at the Effective Time.

          (e)     Limitation  on  Dissent.  Holders of no more than five percent
                  -----------------------
(5%) of the outstanding shares of Target capital stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (f)     Affiliate  Agreements.  The  Target  Affiliates  set  forth in
                  ---------------------
Section  6.14(b)  of  the  Target Schedules shall have executed and delivered to
----------------
Parent  Target  Affiliate  Agreements  in  the  form  attached  as  Exhibit  C.
                                                                    ----------

          (g)     Third  Party  Consents.  Parent shall have been furnished with
                  ----------------------
evidence satisfactory to it that Target has obtained the consents, approvals and waivers set forth in Section 7.3(g) of the Target Schedules.
                         ---------------

          (h)     Non-Qualified  Target Options and Warrants.  All Non-Qualified
                  ------------------------------------------
Target Options and Non-Qualified Target Warrants shall terminate by their terms on or prior to the Effective Time.

          (i)     Employment  Agreements.  Each of the persons listed in Section
                  ----------------------                                 -------
7.3(i)  of  the  Parent  Schedules shall have entered into employment agreements
------
with  Parent  on  terms  reasonably  satisfactory  to  Parent.

          (j)     Termination  of Certain Agreements.  Each  of the Agreements
                  ----------------------------------
set  forth in Section 7.3(j) of the Target Schedules shall have been terminated,
              --------------
effective prior to or as of the day immediately preceding the Closing Date, and Parent shall have received evidence of such terminations in form and substance reasonably satisfactory to Parent.

          (k)     Employment  Agreement  Amendments.  Target and the individuals
                  ---------------------------------
listed in Section 6.17(d)(i) of the Target Schedules shall have entered into the
          ------------------
Employment Agreement Amendments and, so long as the employment agreements to which they relate have not earlier terminated, the Employment Agreement Amendments shall be in full force and effect.

          (l)     Resale  Restriction  Agreements.  Target  and  the individuals
                  -------------------------------
listed  in  Section  6.17(d)(ii) of the Target Schedules shall have entered into
            --------------------
the Resale Restriction Agreements and the Resale Restriction Agreements shall be in full force and effect.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     8.1     Termination.     This Agreement may be terminated at any time prior
             -----------
to the Effective Time of the Merger, whether before or after adoption and approval of this Agreement and approval of the Merger by the stockholders of Target or the approval of the issuance of shares of Parent Common Stock in connection with the Merger by the stockholders of Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Target;

          (b) by either Target or Parent if the Merger shall not have been consummated by December 31, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any
                                    --------------
party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c) by either Target or Parent if a Governmental Authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d)     by  either  Target  or Parent if the required approvals of the stockholders of Target or the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not
                                                        --------------
be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach of this Agreement;

          (e) by Target, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section
                                                                         -------
7.2(a)  or  Section  7.2(b) hereof would not be satisfied as of the time of such
------      ---------------
breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in the representations and warranties of Parent and Merger Sub or breach by Parent or Merger Sub is curable by Parent or Merger Sub through the exercise of their respective commercially reasonable best efforts, then Target may not terminate this Agreement pursuant to this Section 8.1(e) for thirty (30) calendar days after delivery of written
          --------------
notice from Target to Parent and Merger Sub of such breach, provided Parent and Merger Sub continue to exercise their respective commercially reasonable best efforts to cure such breach (it being understood that Target may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by Parent or
                                     ---------------
Merger  Sub  is  cured  during  such  thirty  (30)  calendar  day  period);

          (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement, or if any representation or warranty of Target shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b)
                                                --------------    --------------
hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in Target's representations and warranties or breach by Target is curable by Target through the exercise of its commercially reasonable best efforts, then Parent may not terminate this Agreement pursuant to this
Section 8.1(f) for thirty (30) days after delivery of written notice from Parent
--------------
to Target of such breach, provided Target continues to exercise commercially reasonable best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by
                                                --------------
Target  is  cured  during  such  thirty  (30)  calendar  day  period);

          (g) by Target if a Target Triggering Event (as defined below) shall have occurred. For all purposes of and under this Agreement, a "TARGET TRIGGERING

EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Target its recommendation in favor of the approval of the issuance of shares of Parent Common Stock in connection with the Merger; or (ii) Parent shall have failed to include in the Parent Proxy Statement the recommendation of the Board of Directors of Parent in favor of the adoption and approval of this Agreement or the approval of the Merger; or

          (h) by Parent if a Parent Triggering Event (as defined below) shall have occurred. For all purposes of and under this Agreement, a "PARENT TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Target or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the adoption and approval of this Agreement or the approval of the Merger; (ii) Target shall have failed to include in the Target Proxy Statement the recommendation of the Board of Directors of Target in favor of the adoption and approval of this Agreement or the approval of the Merger;
(iii) the Board of Directors of Target shall have approved or recommended any Target Acquisition Proposal (or a committee of Target's Board of Directors shall have done the same, so long as such committee may, without the prior approval of Target's Board of Directors, (a) authorize Target to enter into an agreement with respect to a Target Acquisition Proposal or (b) publicly disclose its recommendation of a Target Acquisition Proposal); (iv) Target shall have entered into any binding letter of intent or similar document or any agreement, contract or commitment accepting any Target Acquisition Proposal; (v) a tender or exchange offer relating to securities of Target shall have been commenced by a person unaffiliated with Parent, and Target shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement that Target recommends rejection of such tender or exchange offer; or (vi) Target shall have breached the terms of
Section  6.5  hereof.
------------

     8.2     Notice  of  Termination; Effect of Termination.     Any termination
             ----------------------------------------------
of  this Agreement pursuant to Section 8.1 hereof shall be effective immediately
                               -----------
upon the delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement pursuant to Section
                                                                         -------
8.1 hereof, this Agreement shall be of no further force or effect, except (i) as
---
set  forth  in  Section  6.4(b),  this  Section  8.2, Section 8.3 and Article IX
                ---------------         ------------  -----------     ----------
hereof, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from Liability for any intentional breach of this Agreement.

     8.3     Fees  and  Expenses.
             --------------------

          (a)     General.  Except  as  set  forth in this Section 8.3, all fees
                  -------                                  -----------
and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and Target shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in connection with the filing of the pre-merger notification and report forms under the HSR Act, if such filing is required.

          (b)     Target  Payments.
                  ----------------

               (i) Target shall pay to Parent in immediately available funds, within one (1) business day after notice of termination is delivered, an amount equal to Five Hundred Thousand Dollars ($500,000) (the "TARGET TERMINATION FEE") if this Agreement is terminated by Parent pursuant to Section
                                                                         -------
8.1(h)  hereof.
------

               (ii) Target shall pay to Parent in immediately available funds, within two (2) business days after demand by Parent, an amount equal to Two Hundred Thousand Dollars ($200,000) if this Agreement is terminated by Parent pursuant to Section 8.1(d) hereof on the basis of the failure of the
                      ---------------
stockholders of Target to adopt and approve this Agreement and approve the Merger; provided, however, that Target shall not be required to make the foregoing payment in the event that Target has paid the Target Termination Fee to Parent pursuant to Section 8.3(b)(iii) hereof.
                          --------------------

               (iii) Target shall pay Parent in immediately available funds, within two (2) business days after demand by Parent, an amount equal to Two Hundred Thousand Dollars ($200,000) (less any amounts previously paid or payable by Target pursuant to Section 8.3(b)(ii) hereof), if this Agreement is
                          -------------------
terminated  by  Parent  or  Target, as applicable, pursuant to Section 8.1(b) or
                                                               --------------
Section  8.1(d)  hereof  as  a result of Target's failure to obtain the required
---------------
approvals  of  the  stockholders of Target and any of the following shall occur:

                    (1) if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced a Target Acquisition Proposal and within twelve (12) months following the termination of this Agreement a Target Acquisition (as defined below) is consummated; or

                    (2) if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced a Target Acquisition Proposal and within twelve (12) months following the termination of this Agreement Target enters into an agreement or letter of intent providing for a Target Acquisition.

               (iv) Target acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by
      ---------------
this Agreement, and that, without these agreements, Parent would have not entered into this Agreement. Accordingly, if Target fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain
                                          --------------
such payment, Parent makes a claim that results in a judgment against Target for the amounts set forth in this Section 8.3(b), Target shall pay to Parent its
                                  --------------
reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank
                    --------------
in  effect  on  the  date  such  payment  was  required  to  be  made.

               (v)     For  the  purposes  of  this  Section  8.3,  "TARGET
                                                     ------------
ACQUISITION" means any of the following transactions (other than the transactions contemplated by this Agreement): (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Target pursuant to which the stockholders of Target immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (B) a sale or other disposition by Target of assets representing in excess of fifty percent (50%) of the aggregate fair market value of Target's assets immediately prior to such sale, or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Target), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of Target.

          (c)     Parent  Payments.
                  ----------------

               (i) Parent shall pay to Target in immediately available funds, within one (1) business day after notice of termination is delivered, an amount equal to Five Hundred Thousand Dollars ($500,000) (the "PARENT TERMINATION FEE") if this Agreement is terminated by Target pursuant to Section
                                                                         -------
8.1(g)  hereof.
------

               (ii) Parent shall pay to Target in immediately available funds, within two (2) business days after demand by Parent, an amount equal to Two Hundred Thousand Dollars ($200,000) if this Agreement is terminated by Target pursuant to Section 8.1(d) hereof on the basis of the failure of the
                      ---------------
stockholders of Parent to approve the issuance of shares of Parent Common Stock in connection with the Merger.

               (iii) Parent acknowledges that the agreements contained in this Section 8.3(c) are an integral part of the transactions contemplated by
      ---------------
this Agreement, and that, without these agreements, Target would not have entered into this Agreement. Accordingly, if Parent fails to pay in a timely manner the amounts due pursuant to this Section 8.3(c) and, in order to obtain
                                          --------------
such payment, Target makes a claim that results in a judgment against Parent for the amounts set forth in this Section 8.3(c), Parent shall pay to Target its
                                  --------------
reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(c) at the prime rate of The Chase Manhattan
                     --------------
Bank  in  effect  on  the  date  such  payment  was  required  to  be  made.



                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1     Non-Survival  of  Representations  and  Warranties.     The
             ---------------------------------------------------
representations and warranties of Target, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     9.2     Notices.     All  notices  and other communications hereunder shall
             --------
be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

             (a)     if  to  Parent  or  Merger  Sub,  to:

                     NutraCea
                     1261  Hawk's  Flight  Court
                     El  Dorado  Hills,  CA  95762
                     Attention:  Chief  Executive  Officer
                     Telephone  No.:  (916)  933-7000
                     Facsimile  No.:  (916)  933-7001

                     with  copies  to:

                     Weintraub  Genshlea  Chediak  Sproul
                     400  Capitol  Mall,  11th  Floor
                     Sacramento,  California  95814
                     Attention:  Christopher  Chediak,  Esq.
                     Telephone  No.:  (916)  558-6000
                     Facsimile  No.:  (916)  446-1611

             (b)     if  to  Target  (prior  to  the  Effective  Time),  to:

                     The  RiceX  Company
                     1241  Hawk's  Flight  Court
                     El  Dorado  Hills,  CA  95762
                     Attention:  Chief  Executive  Officer
                     Telephone  No.:  (916)  933-3000
                     Facsimile  No.:  (916)  933-3232

                     with  a  copy  to:

                     Downey  Brand  LLP
                     555  Capitol  Mall,  10th  Floor
                     Sacramento,  California  95814
                     Attention:  Jeffrey  Koewler,  Esq.
                     Telephone  No.:  (916)  444-1000
                     Facsimile  No.:  (916)  444-2100

     9.3     Interpretation.     For  the  purposes  hereof,  when  any  fact is
             --------------
stated to be to the "knowledge of Target" or words of similar impact, this shall mean the actual knowledge, as of the date hereof, of the existence or non-existence of such fact by Mr. Todd Crow or Mr. Ike Lynch. For purposes hereof, when any fact is stated to be to the "knowledge of Parent" or words of similar impact, this shall mean the actual knowledge, as of the date hereof, of the existence or non-existence of such fact by Mr. Bradley Edson or Ms. Patricia McPeak. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity.

     9.4     Counterparts.     This  Agreement  may  be  executed in one or more
             ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other party or parties hereto, it being understood that all parties hereto need not sign the same counterpart.

     9.5     Entire  Agreement.     This  Agreement  and  the  documents  and
             -----------------
instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Target Schedules and the Parent Schedules (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (ii) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     9.6     Severability.     In  the  event that any term of this Agreement or
             ------------
the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such term to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable term of this Agreement with a valid and enforceable term that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term.

     9.7     Other  Remedies;  Specific  Performance.     Except  as  otherwise
             ---------------------------------------
provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the terms of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.8     Governing  Law.     This  Agreement  shall  be  governed  by  and
             --------------
construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     9.9     Rules  of Construction.     The parties hereto agree that they have
             ----------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10     Assignment.     No  party  may assign either this Agreement or any
              ----------
of its rights, interests, or obligations hereunder without the prior written approval of the parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.11     Amendment.     Subject  to  applicable  Law, this Agreement may be
              ---------
amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.12     Extension;  Waiver.     At  any  time prior to the Effective Time,
              ------------------
any party hereto may, to the extent legally permitted, (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

     9.13     WAIVER  OF  JURY  TRIAL.     EACH OF PARENT, TARGET AND MERGER SUB
              -----------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, TARGET OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                  [Remainder of Page Intentionally Left Blank]

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     IN WITNESS WHEREOF, Parent, Merger Sub and Target have caused this Agreement to be executed by their respective officers thereunto duly authorized, each as of the date first written above.

                                 NUTRACEA


                                 By: /s/ Patricia McPeak
                                     -------------------------------------------
                                     Patricia McPeak, Chief Executive Officer


                                 By: /s/ Bradley Edson
                                     -------------------------------------------
                                     Bradley Edson, President


                                     RED  ACQUISITION  CORPORATION


                                 By: /s/ Bradley Edson
                                     -------------------------------------------
                                     Bradley Edson, President


                                     THE RICEX COMPANY


                                 By: /s/ Ike Lynch
                                     -------------------------------------------
                                     Ike Lynch, Chief Executive Officer


                                 By: /s/ Todd Crow
                                     -------------------------------------------
                                     Todd Crow, Chief Financial Officer

                                    EXHIBIT A


                          FORM PARENT VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "VOTING AGREEMENT") is made and entered into as of April 4, 2005, between The RiceX Company, a Delaware corporation ("TARGET"), and the undersigned stockholder (the "STOCKHOLDER") of NutraCea, a California corporation ("COMPANY").

                                    RECITALS
                                    --------

     A. Company, Red Acquisition Corporation, a wholly-owned subsidiary of Company ("MERGER SUB"), and Target have entered an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into Target.
Pursuant to the Merger, all outstanding capital stock of Target shall be converted into common stock of Company, as set forth in the Merger Agreement;

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of Company and shares subject to outstanding options and warrants as are indicated on the signature page of this Voting Agreement; and

     C. In consideration of the execution of the Merger Agreement by Target, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.     Certain  Definitions.  Capitalized  terms  not  defined herein shall
            --------------------
have the meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

          (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
Article VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

          (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (c) "SHARES" shall mean: (i) all securities of Company (including all shares of Company Common Stock, and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Voting Agreement through the Expiration

Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

          (d) "TRANSFER". A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.     Transfer  of  Shares.
            --------------------

          (a)     Transfer  Restrictions.  Stockholder  agrees  that, during the
                  ----------------------
period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected; provided that, notwithstanding the foregoing, Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of Stockholder's immediate family or to a trust for the benefit of Stockholder and/or any member of Stockholder's immediate family provided that (A) each such transferee shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Target may
                                ---------
reasonably request) and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement, and (B) the aggregate number of shares (whether outstanding or underlying outstanding options and warrants) that may be so Transferred by Stockholder may not exceed one percent (1%) of Company's outstanding Common Stock as of the date hereof. For purposes of this Agreement, "immediate family" means Stockholder's spouse, parents, siblings, children or grandchildren.

          (b)     Transfer  of  Voting  Rights.  Stockholder agrees that, during
                  ----------------------------
the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Voting Agreement with respect to any of the Shares.

     3.     Agreement  to  Vote Shares.  At every meeting of the stockholders of
            --------------------------
Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company, Stockholder (in his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

          (a) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

          (b) in favor of any matter that could reasonably be expected to facilitate the Merger;

          (c) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement; and

          (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of Company or any subsidiary of Company, any reclassification or recapitalization of the capital stock of Company or any subsidiary of Company, or any sale of assets, change of control, or acquisition of Company or any subsidiary of Company by any other person, or any consolidation or merger of Company or any subsidiary of Company with or into any other person.

Stockholder further agrees that if a meeting is held Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
                                                                      ---------

     4.     Agreement  Not to Exercise Appraisal Rights.  Stockholder agrees not
            -------------------------------------------
to exercise any rights (including, without limitation, under Chapter 13 of the California Corporations Code) to demand appraisal of any Shares which may arise with respect to the Merger.

     5.     Directors  and  Officers.  Notwithstanding  any  provision  of  this
            ------------------------
Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of Company (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 3.

     6.     Irrevocable  Proxy.  Concurrently  with the execution of this Voting
            ------------------
Agreement, Stockholder agrees to deliver to Target a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the fullest
            ----------
extent  permissible  by  law,  with  respect  to  the  Shares.

     7.     No  Ownership  Interest.  Nothing contained in this Voting Agreement
            -----------------------
shall be deemed to vest in Target any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Target shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

     8.     Representations  and  Warranties  of  the  Stockholder.
            ------------------------------------------------------

          (a)     Power;  Binding  Agreement.  Stockholder  has  full  power and
                  --------------------------
authority to execute and deliver this Voting Agreement and the Proxy, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. If Stockholder is a corporation or other entity, the execution, delivery and performance by Stockholder of this Voting Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by it of this Voting Agreement and the consummation by it of the transactions contemplated hereby. This Voting Agreement has been duly executed and delivered by Stockholder, and, assuming this Voting Agreement constitutes a valid and binding obligation of Target, constitutes a valid and binding obligation of Stockholder, enforceable against it in accordance with its terms.

          (b)     No  Conflicts.  Except  for filings under the Exchange Act, no
                  -------------
filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority ("GOVERNMENTAL ENTITY") is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated by this Voting Agreement or compliance by Stockholder with any of the provisions of this Voting Agreement shall (i) if Stockholder is a corporation or other entity, conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          (c)     Ownership  of Shares.  Stockholder (i) is the beneficial owner
                  --------------------
of the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever ("ENCUMBRANCES") (except any Encumbrances arising under securities laws or arising hereunder); and (ii) does not beneficially own any securities of Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement.

          (d)     Voting Power.  Stockholder has or will have sole voting power,
                  ------------
sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of Stockholder's Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Voting Agreement.

          (e)     No  Finder's  Fees.  No  broker,  investment banker, financial
                  ------------------
advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of Stockholder.

          (f)     Reliance  by  Target. Stockholder understands and acknowledges
                  --------------------
that Target is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Voting Agreement.

     9.     Certain  Restrictions.  Prior  to  the  termination  of  this Voting
            ---------------------
Agreement, Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

     10.     Disclosure.  Stockholder  agrees  to  permit  Target to publish and
             ----------
disclose in all documents and schedules filed with the Securities and Exchange Commission or the California Department of Corporations, and any press release or other disclosure document that Target, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the

Merger, Stockholder's identity and ownership of Shares and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

     11.     Consents  and  Waivers.  Stockholder  hereby  gives any consents or
             ----------------------
waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

     12.     Additional Documents.  Stockholder (in his or her capacity as such)
             --------------------
and Target hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Target, to carry out the intent of this Voting Agreement.

     13.     Legending of Shares.  If so requested by Target, Stockholder agrees
             -------------------
that the Shares shall bear a legend stating that they are subject to this Voting Agreement and to an irrevocable proxy.

     14.     Termination.  This  Voting  Agreement  and  the  Proxy delivered in
             -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 14 shall relieve or otherwise limit any party of liability for breach of this Voting Agreement.

     15.     Miscellaneous.
             -------------

          (a)     Validity.  The invalidity or unenforceability of any provision
                  --------
of this Voting Agreement will not affect the validity or enforceability of the other provisions of this Voting Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Voting Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Voting Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

          (b)     Binding  Effect and Assignment.  This Voting Agreement and all
                  ------------------------------
of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c)     Amendments; Waiver.  This  Voting Agreement  may be amended by
                  -----------------
the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

          (d)     Specific  Performance;  Injunctive Relief.  The parties hereto
                  -----------------------------------------
acknowledge that Target shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Target upon any such violation, Target shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Target at law or in equity.

          (e)     Notices.  All  notices  and  other  communications pursuant to
                  -------
this Voting Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If  to  Target:          1241  Hawk's  Flight  Court
                                           El  Dorado  Hills, CA  95762
                  Attention:               Chief  Executive  Officer
                  Telecopy  No.:           (916)  933-3232

                  with  a  copy  to:       Downey  Brand  LLP
                                           555  Capitol  Mall,  10th  Floor
                                           Sacramento,  CA  95814
                                           Attention:  Jeffrey Koewler, Esq.
                                           Telecopy No.: (916) 444-2100

                  If  to  Stockholder:     To  the  address for notice set forth
                                           on the signature page  hereof.

          (f)     No  Waiver.  The  failure  of any party to exercise any right,
                  ----------
power or remedy provided under this Voting Agreement or otherwise available in respect of this Voting Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Voting Agreement, and any custom or practice of the parties at variance with the terms of this Voting Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (g)     No  Third  Party  Beneficiaries.  This Voting Agreement is not
                  -------------------------------
intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h)     Governing Law.  This Voting Agreement shall be governed by the
                  -------------
laws  of  the State of Delaware, without reference to rules of conflicts of law.

          (i)     Submission  to  Jurisdiction.  All  actions  and  proceedings
                  ----------------------------
arising out of or relating to this Agreement shall be heard and determined exclusively in any California state or federal court sitting in Sacramento. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Sacramento County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

          (j)     Rules of Construction. The parties hereto agree that they have
                  ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (k)     Entire Agreement.  This Voting Agreement and the Proxy contain
                  ----------------
the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          (l)     Severability.  If  any  term or other provision of this Voting
                  ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

          (m)     Interpretation.
                  --------------

               (i) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

               (ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          (n)     Expenses.  All  costs and expenses incurred in connection with
                  --------
this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

          (o)     Further  Assurances.  From  time to time, at any other party's
                  -------------------
request and without further consideration, each party shall execute and deliver any additional documents and take any further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

          (p)     Counterparts.  This  Voting  Agreement  may  be  executed  in
                  ------------
several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j)     No  Obligation  to  Exercise  Options.  Notwithstanding  any
                  -------------------------------------
provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.



          [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.



  THE  RICEX  COMPANY                         STOCKHOLDER



  By:                                         By:
      --------------------------------------      ------------------------------
      Signature  of  Authorized  Signatory        Signature

  Name:                                       Name:

  Title:                                      Title:


                                              ----------------------------------

                                              ----------------------------------
                                              Print  Address


                                              ----------------------------------
                                              Telephone


                                              ----------------------------------
                                              Facsimile  No.

                                              Shares  beneficially  owned:

                                              _________ shares of Company Common
                                              Stock

                                              _________ shares of Company Common
                                              Stock issuable upon exercise of
                                              outstanding  options

                                              _________ shares of Company Common
                                              Stock issuable upon exercise of
                                              outstanding  warrants



                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                IRREVOCABLE PROXY

     The undersigned stockholder ( "STOCKHOLDER") of NutraCea, a California corporation ("COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints __________________ and ______________ of The RiceX Company, a
California corporation ("TARGET"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting
Agreement of even date herewith by and among Target and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Target entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT"), among Company, Red Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Company ("MERGER SUB"), and Target. The Merger Agreement provides for the merger of Merger Sub with and into Target in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the under-signed with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof; (ii) in favor of any matter that could reasonably be expected to facilitate the Merger; (iii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger or the transactions contemplated by the Merger Agreement; and (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of Company or any subsidiary of Company, any reclassification or recapitalization of the capital stock of Company or any subsidiary of Company, or any sale of assets, change of control, or acquisition of Company or any subsidiary of Company by any other person, or any consolidation or merger of Company or any subsidiary of Company with or into any other person.

     The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



                           [SIGNATURE PAGE TO FOLLOW]

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.



Dated:  __________________,  2005



                                   Signature of Stockholder:
                                                             -------------------
                                   Print  Name  of  Stockholder:
                                                                 ---------------



                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                    EXHIBIT B


                          FORM TARGET VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "VOTING AGREEMENT") is made and entered into as of April 4, 2005, between NutraCea, a California corporation ("PARENT"), and the undersigned stockholder (the "STOCKHOLDER") of The RiceX Company, a Delaware corporation ("COMPANY").

                                    RECITALS
                                    --------

     A. Company, Red Acquisition Corporation, a wholly-owned subsidiary of Parent ("MERGER SUB"), and Parent have entered an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into Company.
Pursuant to the Merger, all outstanding capital stock of Company shall be converted into common stock of Parent, as set forth in the Merger Agreement;

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of Company and shares subject to outstanding options and warrants as are indicated on the signature page of this Voting Agreement; and

     C. In consideration of the execution of the Merger Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.     Certain  Definitions.  Capitalized  terms  not  defined herein shall
            --------------------
have the meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

          (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
Article VIII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

          (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (c) "SHARES" shall mean: (i) all securities of Company (including all shares of Company Common Stock, and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Voting Agreement through the Expiration

Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

          (d) "TRANSFER". A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.     Transfer  of  Shares.
            --------------------

          (a)     Transfer  Restrictions.  Stockholder  agrees  that, during the
                  ----------------------
period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected; provided that, notwithstanding the foregoing, Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of Stockholder's immediate family or to a trust for the benefit of Stockholder and/or any member of Stockholder's immediate family provided that (A) each such transferee shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may
                                ---------
reasonably request) and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement, and (B) the aggregate number of shares (whether outstanding or underlying outstanding options and warrants) that may be so Transferred by Stockholder may not exceed one percent (1%) of Company's outstanding Common Stock as of the date hereof. For purposes of this Agreement, "immediate family" means Stockholder's spouse, parents, siblings, children or grandchildren.

          (b)     Transfer  of  Voting  Rights.  Stockholder agrees that, during
                  ----------------------------
the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Voting Agreement with respect to any of the Shares.

     3.     Agreement  to  Vote Shares.  At every meeting of the stockholders of
            --------------------------
Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company, Stockholder (in his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

          (a) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

          (b) in favor of any matter that could reasonably be expected to facilitate the Merger;

          (c) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement;

          (d) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger
Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of Company or any subsidiary of Company with any party, (B) any sale, lease or transfer of any significant part of the assets of Company or any subsidiary of Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Company or any subsidiary of Company, (D) any material change in the capitalization of Company or any subsidiary of Company, or the corporate structure of Company or any subsidiary of Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

          (e) in favor of waiving any notice that may have been or may be required relating to any reorganization of Company or any subsidiary of Company, any reclassification or recapitalization of the capital stock of Company or any subsidiary of Company, or any sale of assets, change of control, or acquisition of Company or any subsidiary of Company by any other person, or any consolidation or merger of Company or any subsidiary of Company with or into any other person.

Stockholder further agrees that if a meeting is held Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
                                                                      ---------

     4.     Agreement  Not to Exercise Appraisal Rights.  Stockholder agrees not
            -------------------------------------------
to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares which may arise with respect to the Merger.

     5.     Directors  and  Officers.  Notwithstanding  any  provision  of  this
            ------------------------
Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of Company (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 3.

     6.     Irrevocable  Proxy.  Concurrently  with the execution of this Voting
            ------------------
Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the fullest
            ----------
extent  permissible  by  law,  with  respect  to  the  Shares.

     7.     No  Ownership  Interest.  Nothing contained in this Voting Agreement
            -----------------------
shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

     8.     Representations  and  Warranties  of  the  Stockholder.
            ------------------------------------------------------

          (a)     Power;  Binding  Agreement.  Stockholder  has  full  power and
                  --------------------------
authority to execute and deliver this Voting Agreement and the Proxy, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. If Stockholder is a corporation or other entity, the execution, delivery and performance by Stockholder of this Voting Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by it of this Voting Agreement and the consummation by it of the transactions contemplated hereby. This Voting Agreement has been duly executed and delivered by Stockholder, and, assuming this Voting Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of Stockholder, enforceable against it in accordance with its terms.

          (b)     No  Conflicts.  Except  for filings under the Exchange Act, no
                  -------------
filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority ("GOVERNMENTAL ENTITY") is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated by this Voting Agreement or compliance by Stockholder with any of the provisions of this Voting Agreement shall (i) if Stockholder is a corporation or other entity, conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          (c)     Ownership  of Shares.  Stockholder (i) is the beneficial owner
                  --------------------
of the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever ("ENCUMBRANCES") (except any Encumbrances arising under securities laws or arising hereunder); and (ii) does not beneficially own any securities of Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the signature page of this Voting Agreement.

          (d)     Voting Power.  Stockholder has or will have sole voting power,
                  ------------
sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of Stockholder's Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Voting Agreement.

          (e)     No  Finder's  Fees.  No  broker,  investment banker, financial
                  ------------------
advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of Stockholder.

          (f)     Reliance  by  Parent. Stockholder understands and acknowledges
                  --------------------
that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Voting Agreement.

     9.     Certain  Restrictions.
            ---------------------

          (a)     No  Solicitation.   Stockholder  covenants  and agrees not to,
                  ----------------
prior to the Expiration Date, directly or indirectly, take any action that if taken by or on behalf of Company would constitute a violation of Section 6.5 of the Merger Agreement if such Stockholder were a party to the Merger Agreement.

          (b)     Certain  Actions.  Prior  to  the  termination  of this Voting
                  ----------------
Agreement, Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

     10.     Disclosure.  Stockholder  agrees  to  permit  Parent to publish and
             ----------
disclose in all documents and schedules filed with the Securities and Exchange Commission or the California Department of Corporations, and any press release or other disclosure document that Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder's identity and ownership of Shares and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

     11.     Consents  and  Waivers.  Stockholder  hereby  gives any consents or
             ----------------------
waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

     12.     Additional  Documents. Stockholder (in his or her capacity as such)
             ----------------------
and Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Voting Agreement.

     13.     Legending of Shares.  If so requested by Parent, Stockholder agrees
             -------------------
that the Shares shall bear a legend stating that they are subject to this Voting Agreement and to an irrevocable proxy.

     14.     Termination.  This  Voting  Agreement  and  the  Proxy delivered in
             -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 14 shall relieve or otherwise limit any party of liability for breach of this Voting Agreement.

     15.     Miscellaneous.
             -------------

          (a)     Validity.  The invalidity or unenforceability of any provision
                  --------
of this Voting Agreement will not affect the validity or enforceability of the other provisions of this Voting Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Voting Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Voting Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

          (b)     Binding  Effect and Assignment.  This Voting Agreement and all
                  ------------------------------
of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c)     Amendments; Waiver.  This  Voting Agreement  may be amended by
                  -----------------
the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

          (d)     Specific  Performance;  Injunctive Relief.  The parties hereto
                  -----------------------------------------
acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          (e)     Notices.  All  notices  and  other  communications pursuant to
                  -------
this Voting Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If  to  Parent: 1261  Hawk's  Flight  Court
                                  El  Dorado  Hills,  CA  95762
                  Attention:      Chief  Executive  Officer
                  Telecopy  No.: (916)  933-7001

          with  a  copy  to:     Weintraub  Genshlea  Chediak  Sproul
                                 400  Capitol  Mall,  Suite  1100
                                 Sacramento,  CA  95814
                                 Attention:  Christopher Chediak, Esq.
                                 Telecopy No.: (916) 446-1611


          If to Stockholder:     To  the  address  for  notice  set forth on the
                                 signature page hereof.

          (f)     No  Waiver.  The  failure  of any party to exercise any right,
                  ----------
power or remedy provided under this Voting Agreement or otherwise available in respect of this Voting Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Voting Agreement, and any custom or practice of the parties at variance with the terms of this Voting Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (g)     No  Third  Party  Beneficiaries.  This Voting Agreement is not
                  -------------------------------
intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h)     Governing Law.  This Voting Agreement shall be governed by the
                  -------------
laws  of  the State of Delaware, without reference to rules of conflicts of law.

          (i)     Submission  to  Jurisdiction.  All  actions  and  proceedings
                  ----------------------------
arising out of or relating to this Agreement shall be heard and determined exclusively in any California state or federal court sitting in Sacramento. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Sacramento County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

          (j)     Rules of Construction. The parties hereto agree that they have
                  ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (k)     Entire Agreement.  This Voting Agreement and the Proxy contain
                  ----------------
the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          (l)     Severability.  If  any  term or other provision of this Voting
                  ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

          (m)     Interpretation.
                  --------------

               (i) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

               (ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          (n)     Expenses.  All  costs and expenses incurred in connection with
                  --------
this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

          (o)     Further  Assurances.  From  time to time, at any other party's
                  -------------------
request and without further consideration, each party shall execute and deliver any additional documents and take any further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

          (p)     Counterparts.  This  Voting  Agreement  may  be  executed  in
                  ------------
several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j)     No  Obligation  to  Exercise  Options.  Notwithstanding  any
                  -------------------------------------
provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

          [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.



  NUTRACEA                                    STOCKHOLDER



  By:                                         By:
      --------------------------------------      ------------------------------
      Signature  of  Authorized  Signatory        Signature

  Name:                                       Name:

  Title:                                      Title:


                                              ----------------------------------

                                              ----------------------------------
                                              Print  Address


                                              ----------------------------------
                                              Telephone


                                              ----------------------------------
                                              Facsimile  No.

                                              Shares  beneficially  owned:

                                              _________ shares of Company Common
                                              Stock

                                              _________ shares of Company Common
                                              Stock issuable upon exercise of
                                              outstanding  options

                                              _________ shares of Company Common
                                              Stock issuable upon exercise of
                                              outstanding  warrants



                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                IRREVOCABLE PROXY

     The  undersigned  stockholder  (  "STOCKHOLDER")  of  The  RiceX Company, a
Delaware corporation ("COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints __________________ and ______________ of NutraCea, a California corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting
Agreement of even date herewith by and among Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT", among Parent, Red Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Company. The Merger Agreement provides for the merger of Merger Sub with and into Company in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of
(i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the under-signed with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof; (ii) in favor of any matter that could reasonably be expected to facilitate the Merger; (iii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or the transactions contemplated by the Merger Agreement; (iv) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger
Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of Company or any subsidiary of Company with any party, (B) any sale, lease or transfer of any significant part of the assets of Company or any subsidiary of Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of Company or any subsidiary of Company, (D) any material change in the capitalization of Company or any subsidiary of Company, or the corporate structure of Company or any subsidiary of Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the

Merger Agreement; and (v) in favor of waiving any notice that may have been or may be required relating to any reorganization of Company or any subsidiary of Company, any reclassification or recapitalization of the capital stock of Company or any subsidiary of Company, or any sale of assets, change of control, or acquisition of Company or any subsidiary of Company by any other person, or any consolidation or merger of Company or any subsidiary of Company with or into any other person.

     The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.



Dated:  __________________,  2005



                                  Signature of Stockholder:
                                                            --------------------
                                  Print Name of Stockholder:
                                                             -------------------



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